UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TTEC Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of 2019 Annual Meeting of Stockholders
PROXY STATEMENT

Our Vision

We are transforming our company to help our clients transform theirs. Every interaction we have with our clients, their customers, our colleagues and the communities where we operate are guided by this vision and these values.

Purpose

Deliver humanity to business.

Vision

Leading the world’s most respected organizations to create and grow emotionally connected, valuable, lasting relationships.

Mission

Accelerate growth by simplifying and personalizing interactions that build deep engagement between people and brands.

Our Values

| Lead every day We lead every day at every level to achieve results. We know that courageous, authentic leadership translates into positive impact.	| Act as one We’re stronger together — one company with one purpose and one team. We work together and have each others’ backs.

| Seek first to understand We delight customers every chance we get. We strive to see the world through the eyes of our clients, their customers and our colleagues.	| Reach for amazing We are innovators who make amazing things possible. We spark creativity and never accept “can’t.”

| Do the right thing We expect the highest degree of integrity from ourselves and each other. We act with honesty and respect in everything we do.	| Live life passionately We believe in our purpose and live it with intensity. We celebrate, laugh and have fun together.

April 12, 2019

Dear Stockholders:

It is my pleasure to invite you to join us at the Annual Meeting of Stockholders of TTEC Holdings, Inc., to be held at 9197 South Peoria Street, Englewood, Colorado. The meeting will take place on Wednesday, May 22, 2019, at 10:00 a.m., Mountain Daylight Time. At the meeting, we will report on TTEC’s results for fiscal year 2018, our operations and comment on our business outlook for 2019. We hope you are able to attend.

Details regarding admission to the meeting and the business to be conducted at the meeting are provided in the Notice of the Annual Stockholders Meeting and the accompanying Proxy Statement. Together with the Proxy Statement, we are making available a copy of our 2018 Annual Report to Stockholders. We encourage you to read our Annual Report, which includes our audited financial statements and provides detailed information about our business.

We elected to provide access to our proxy materials via the internet under the U.S. Securities and Exchange Commission’s internet notice and access rules. In our business, we are focused on improving the engagement between our clients and their customers. Our aspirations with respect to our stockholders are no different. We believe that by making our proxy materials available via the internet, we enhance our stockholders’ experience in accessing our information, understanding our business, and the way in which TTEC is governed and managed to maximize our stockholder, client and employee value. By providing the proxy materials via the internet, we also reduce the environmental impact of our Annual Meeting. For additional information about the Annual Meeting, please see the Important Information About the Proxy Materials and Voting Your Shares section of this Proxy Statement.

PLEASE VOTE

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read these materials carefully and promptly vote your shares. There are several ways you can vote: via the internet, by telephone, by mailing the enclosed proxy or by attending our Annual Stockholders Meeting in person. Please vote as soon as possible to ensure that your vote is recorded promptly. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide your voting instructions.

On behalf of the Board of Directors and all TTEC employees, thank you for your continued confidence in TTEC and our business.

Very truly yours,

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

I

Notice of 2019 Annual Meeting of Stockholders

Wednesday, May 22, 2019

10:00 a.m. Mountain Daylight Time

TTEC Global Headquarters

9197 South Peoria Street

Englewood, Colorado 80112

ITEMS OF BUSINESS:

At the meeting, our stockholders will be asked to:

•      Elect seven directors named in the Proxy Statement, for a term of one year;

•      Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019; and

•      Transact such other business, including stockholder proposals, as may properly come before the meeting.

The meeting will also include a report on our financial results for fiscal year 2018, our operations and comment on our business outlook for 2019.

RECORD DATE:

Only stockholders of record at the close of business on March 29, 2019, will be entitled to receive notice of, and to vote at, the 2019 Annual Stockholders Meeting.

By Order of the Board of Directors

Margaret B. McLean
Senior Vice President, Corporate Secretary and General Counsel

Englewood, Colorado
April 12, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2019: This Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available at ttec.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA INTERNET Visit the website listed on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.

BY TELEPHONE Call the telephone number on your proxy card.	IN PERSON Attend the Annual Meeting and vote in person.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

II

iii

iv

9197 South Peoria Street
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights only selected information contained in this Proxy Statement. We encourage you to read the entire Proxy Statement and TTEC’s 2018 Annual Report before voting your shares.

MATTERS TO BE VOTED ON AT THE 2019 ANNUAL MEETING

Proposal	Board Recommendation	For more detail, see page:
1. Election of directors	FOR each Nominee	40
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019	FOR	45

OUR COMPANY

•                Our Company was founded in 1982 and since its formation was a pioneer in the customer engagement management industry. Today, we are a leading global technology and services provider focused on the design, implementation and delivery of transformative customer experience solutions for many large traditional and disruptive brands.

•                Our portfolio of services allows us to design and deliver superior customer experience and engagement across numerous communication channels for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation, consumer services, and retail industries.

•                Our solutions are supported by more than 52,000 employees delivering services in 23 countries from 85 customer engagement centers on six continents.

•                Our services are value-oriented, outcome-based, and delivered through two Centers of Excellence:

o                TTEC Digital (which includes our Customer Strategy and Customer Technology Services business segments) designs, builds and delivers human centric, tech-enabled, insight-driven customer experience solutions.

o                TTEC Engage (which includes our Customer Growth and Customer Management Services business segments) operates turnkey customer acquisition, care, revenue growth, digital fraud protection and detection, and content moderation services.

•                TTEC is committed to the highest ethical, environmental and safety standards everywhere we do business, and, through our TeleTech Community Foundation, TTEC invests in education and development in communities where we live and work.

2018 PERFORMANCE HIGHLIGHTS

Our 2018 performance is summarized below:

•        Our revenue was a record $1.509 billion, an increase of 2.2 percent over the year ago period.

•        Our income from operations was $92.1 million or 6.1 percent of revenue, an 8.4 percent decrease year over year. Income from operations on a non-GAAP basis[1] was $106.1 million, or 7.1 percent of revenue, compared to 8.4[2] percent in the prior year.

•        Our net cash provided by operating activities was $168.3 million compared to $113.2 million in the prior year.

•        We booked $600 million in new business, a 35.7 percent increase over the prior year.

•        Our diluted earnings per share were $0.77 compared to $0.16 in the prior year, and $1.49[1] compared to $1.88[3] in prior year on a non-GAAP basis.

•        We paid a total of $25.3 million in cash dividends to our shareholders.

1 TTEC computes company performance metrics on a non-GAAP basis, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges and integration expenses, deconsolidation of subsidiaries, changes in acquisition earn-outs, changes in tax valuation allowances, return to provision adjustments, one-time non-recurring items and adjustments for assets held for sale and wind-down (AHFS/WD). Please review a copy of the 2018 Annual Report and 2018 full year earnings press release for a reconciliation of these non-GAAP adjustments.

2 As part of its 2017 Proxy Statement, TTEC reported that its non-GAAP operating income was 8.2% of revenue.  The 8.4% referenced above as a year over year comparison now reflects the add-back related to losses from assets held for sale during 2017 which is now consistent with how we calculate and disclose this value in 2018.

3 As part of its 2017 Proxy Statement TTEC reported that its non-GAAP diluted earnings per share was $1.80.  The $1.88 non-GAAP diluted earnings per share referenced above as a year over year comparison is now calculated based on the Net Income versus previously used Net Income Available for TTEC Stockholders metric, which is now consistent with how we calculate and disclose this value in 2018.

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board follows sound governance practices.

Independence	• In 2018, six out of our seven Board members were independent directors.

•       All Board committees, except a special purpose Executive Committee, are comprised exclusively of independent directors.

•       In 2019, six out of seven Board of Directors nominees are independent directors.

Executive Sessions	• The independent directors regularly meet in executive sessions without management.

• The independent directors regularly meet with the independent auditor, internal audit and legal executives in executive sessions without management.

Board Oversight of Risk Management	• Our Board understands, oversees and regularly reviews risks inherent in TTEC’s business.

•       The Audit Committee of the Board reviews our overall enterprise risk management policies and practices, is actively involved in the oversight of our Enterprise Risk Management program, and reviews risks inherent in our internal controls over our financial reporting, risks specific to how we collect, store, use and transfer information, risks specific to our geographic footprint and concentration, risks specific to our varied regulatory compliance framework around the world, and our cybersecurity risks.

•       The Compensation Committee of the Board evaluates the risks associated with TTEC’s management and employee compensation plans and the structure of our employee incentives.

•       The Nominating & Governance Committee of the Board is focused on risks inherent in our governance, management and board succession planning, and risks specific to crisis management and incident response.

Stock Ownership Requirements	• Our Chief Executive Officer and Chief Financial Officer must, within five years of attaining their positions, hold common stock valued at 3x their base salary.

•       Members of our executive leadership team at the executive vice president level must, within five years of appointment, hold common stock valued at 2.5x their base salary; while executives at the senior vice president level must hold 1.5x their base salary.

•       Our Board members must, within five years of joining our Board, hold common stock valued at 3x their annual cash retainer fees.

Board Practices	• Our Board annually reviews its overall effectiveness and the effectiveness of its committees.

•       Board nomination priorities are adjusted annually to ensure that our Board, as a whole, continues to reflect the appropriate mix of skills, experience, and competencies necessary to support TTEC’s strategy.

• Our Board committees have access to independent advisors at their sole discretion.

Accountability	• All directors stand for election annually.

• Our Chairman of the Board and Chief Executive Officer is the controlling stockholder of TTEC. He controls 68.1 percent of our common stock.

DIRECTOR EXPERIENCE

The Board and our Nominating and Governance Committee believe that diversity in experience and perspectives is important for achieving sound decisions and driving stockholder value. The following chart reflects the experience of our Board members in 2018:

EXPERTISE	DIRECTOR COMPETENCIES
Capital Markets or M&A Experience			6

Global Experience			6

Industry Experience			6

Operator or CEO Experience			6

Public Company Audit Experience		4

Public Company Experience				7

Risk Management		4

Technology, Digital, AI, and ML Experience		4

Social Responsibility	3

2019 BOARD NOMINEES

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	59	1994

•  Capital Markets or M&A Experience

•  Global Experience

•  Industry Experience

•  Operator or CEO Experience

•  Public Company Experience

•  Risk Management Experience

•  Social Responsibility

•  Tech, Digital, AI and ML Experience

•  TTEC founder

Steven J. Anenen	66	2016	✓	• Capital Markets or M&A Experience • Global Experience • Industry Experience • Operator or CEO Experience • Public Company Experience • Risk Management
Tracy L. Bahl	57	2013	✓	• Capital Markets or M&A Experience • Industry Experience • Operator or CEO Experience • Public Company Audit Experience • Public Company Experience
Gregory A. Conley	64	2012	✓

•   Capital Markets or M&A Experience

•  Global Experience

•  Industry Experience

•  Operator or CEO Experience

•  Public Company Audit Experience

•  Public Company Experience

•  Tech, Digital, AI and ML Experience

Robert N. Frerichs	67	2012	✓	• Capital Markets or M&A Experience • Global Experience • Industry Experience • Operator or CEO Experience • Public Company Audit Experience • Public Company Experience • Tech, Digital, AI Experience
Marc L. Holtzman	59	2014	✓	• Capital Markets or M&A Experience • Global Experience • Industry Experience • Operator or CEO Experience • Public Company Experience • Risk Management Experience • Social Responsibility
Ekta Singh-Bushell	47	2017	✓	• Global Experience • Public Company Audit Experience • Public Company Experience • Risk Management Experience • Social Responsibility • Tech, Digital, AI and ML Experience

2018 EXECUTIVE COMPENSATION HIGHLIGHTS

•        Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders.

•        Our executive compensation program utilizes a mix of base salary, and short- and long-term incentives, to attract and retain highly qualified executives and maintain a strong relationship between executive pay and company performance.

•        Our employment agreements for key Executive Officers were changed in 2018 to introduce severance, benefit continuation, non-competition, and non-solicitation provisions aligned to market; to change cash bonus eligibility to up to 100 percent of base salary, subject to the Compensation Committee of the Board’s discretion to increase for overperformance against targets; to set equity grant opportunities to between 50th and 75th percentile of peer group and market; and to align total direct compensation (TDC) to 50th percentile overall of peer group and market.

•        Our executive compensation program places significant weight on ethical and responsible conduct in pursuit of TTEC’s strategic goals.

•        Our executive compensation program places a meaningful portion of compensation “at risk” by aligning cash incentive payments to performance and by granting equity that vests over four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.

•        Our executive officers are subject to stock holding requirements that further align their interests with our stockholders.

•        We ensure that our rewards are affordable by aligning them to the Company’s annual business plan.

•        At our 2017 Annual Meeting of Stockholders, 82.96 percent voted in favor of holding an advisory vote on Say-On-Pay every three years with the next advisory vote being presented for stockholders’ consideration as part of our Proxy Statement at the 2020 Annual Meeting of Stockholders.

•        At our 2017 Annual Meeting of Stockholders, our stockholders have indicated strong support for our executive compensation program with 99.6 percent voting in favor of the program.

The following table reflects the compensation decisions made by the Compensation Committee for TTEC’s Named Executive Officers (NEOs) who continue to serve as TTEC’s executive officers as of the date of this Proxy Statement.

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman	$ 1 [2]	$4,413,000	$4,688,000	$6,137,000	<25th
Martin F. DeGhetto	$1,085,897	$1,714,000	$2,161,000	$2,776,000	<25th
Judi A. Hand	$1,066,738	$1,280,000	$2,089,000	$3,374,000	<25th
Regina M. Paolillo	$1,103,129	$1,928,000	$2,128,000	$3,162,000	<25th
Steven C. Pollema	$926,535	$1,714,000	$2,161,000	$2,776,000	<25th

1        Actual TDC represents base salary earned in 2018, FMV equity grant awarded in 2018 and full-year bonus earned for 2018 performance paid in 2018 and 2019.

2        As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is issued in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2019 at 10:00 a.m. Mountain Daylight Time, at 9197 South Peoria Street, Englewood, Colorado 80112 and at any adjournment or postponement thereof.

On or about April 12, 2019, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2018 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business discussed in this Proxy Statement.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the U.S. Securities and Exchange Commission, we are using the internet as the primary means of furnishing proxy materials to our stockholders. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Accordingly, if you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you on how you may access and review the proxy materials on the internet, free of charge. This approach to distribution of proxy materials reduces the environmental impact of our Annual Meeting, expedites stockholders’ receipt of the proxy materials, and lowers our costs. The Notice of Internet Availability also includes instructions allowing stockholders to request to receive future proxy materials in printed form by mail or electronically by email.

How can I vote my shares?

If you are a stockholder of record, you may vote by internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

•        Vote by Internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2019. Have your proxy card or Notice of Internet Availability in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        Vote by Phone. Use any touch-tone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2019. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote by Mail. If you received or requested a printed copy of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote at the Meeting. You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See “How can I attend the Annual Meeting?” in this Proxy Statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Additional Procedures. Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. With regard to the election of directors, votes may be cast for, against or abstain; votes that abstain will be excluded entirely from the tabulation of votes and will have no effect. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of our common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

With respect to the other proposals submitted for stockholder approval (other than the election of directors), you may vote for or against the proposal, or you may abstain. Abstentions will have the same effect as a negative vote on the ratification of the appointment of our independent registered public accounting firm for 2019.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, brokerage firms have the authority to vote your shares without your voting instructions on certain “routine” matters, such as Proposal 2, but not on other “non-routine” items, such as Proposal 1. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

What are the matters to be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•        Proposal 1: The election of seven directors (see page 40); and

•        Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 (see page 45).

We will also consider other business that properly comes before the Annual Meeting.

What are my voting choices?

For the election of directors (Proposal 1), you may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to each nominee. For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 (Proposal 2), you may vote “FOR”, “AGAINST” or “ABSTAIN”.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•                  “FOR” each of the nominees to our Board; and

•                  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019;

Kenneth D. Tuchman, our Chairman and Chief Executive Officer and the beneficial owner of approximately 68.1 percent of the issued and outstanding shares of common stock as of the record date (approximately 68.1 percent of the shares entitled to vote, excluding stock options) has indicated that he intends to vote:

•                  “FOR” each of the nominees to our Board; and

•                  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

How will my shares be voted by proxy?

Valid proxies provided to the Company by telephone, over the internet, or by a mailed proxy card will be voted at the Annual Meeting as directed by you unless revoked in accordance with the instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the persons named as your proxies will vote your shares in accordance with the recommendations of our Board of Directors. These recommendations are:

•                  “FOR” each of the nominees to our Board; and

•                  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Why does this Proxy not include vote on executive compensation matters?

At our 2017 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on advisory basis, on matters involving executive compensation (the “frequency of say-on-pay” vote).  In response, 82.96 percent of votes cast approved holding an advisory vote on executive compensation (the “say-on-pay” vote) every three years. Based on this advisory vote and after carefully considering that in the last six years TTEC shareholders approved our executive compensation by an average margin of greater than 95 percent, the Board of Directors decided to hold the advisory vote on executive compensation every three years. The next advisory vote on executive compensation will be presented to stockholders for consideration as part of the 2020 Proxy Statement and will occur at the 2020 Annual Meeting of Stockholders. The stockholders will have their next opportunity to consider how often they wish to vote on matters involving executive compensation as part of 2023 Annual Meeting of Stockholders.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•          Voting again through the internet, by telephone, or by completing, signing, dating, and returning a new proxy card with a later date, all of which automatically revoke the earlier proxy so long as completed prior to the applicable deadline for each method;

•          Providing a written notice of revocation to our Corporate Secretary at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112 prior to your shares being voted; or

•          Attending the Annual Meeting and voting in person. Your attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

Will shares that I own as a stockholder of record be voted if I do not return my proxy card in a timely manner?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors. If you do not return your proxy card in a timely manner, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and vote in person.

What is required to conduct the business of the Annual Meeting?

In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically, or by proxy) will be elected.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote and will consequently have the effect of a vote “AGAINST” the particular matter. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The vote on election of directors is a matter on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on this proposal, your broker or other nominee will not be able to vote your shares on this matter. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

If I share an address with another stockholder, how will we receive our proxy materials?

For stockholders of record, we have adopted a procedure called “householding”, which the U.S. Securities and Exchange Commission has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2018 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or verbal request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2018 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement, the 2018 Annual Report, or to request delivery of a single copy of these materials if multiple copies are currently being delivered, stockholders may contact us at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations, or by calling +1.800.835.3832. If you are outside of the U.S., please dial +1.303.397.8100, or by emailing investor.relations@ttec.com.

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker- dealer, or other similar organization to request information about householding.

How can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. The admission ticket for the meeting will be forwarded to you. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, we will have to verify your share ownership before you are admitted to the meeting. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

How can I see the list of stockholders entitled to vote?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at our principal office located at 9197 South Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

What happens if additional items of business are presented at the Annual Meeting?

We are not aware of any items that may be voted on at the Annual Meeting that is not described in this Proxy Statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Annual meeting.

Is my vote confidential?

Stockholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. Confidentiality also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with voting confidentiality comparable to that which we provide.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at ttec.com under the “Investors” and “SEC Filings” tabs.

How may I obtain financial and other information about TTEC?

Additional financial and other information about the Company is included in our Annual Report on Form 10-K, which we file with the U.S. Securities and Exchange Commission, and which is available on our website at ttec.com under the “Investors” and “SEC Filings” tabs. We will also furnish a copy of our 2018 Annual Report (excluding exhibits), except those that are specifically requested, without charge to any stockholder who so requests by contacting our Investor Relations department at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado, 80112, Attention: Investor Relations, by calling +1.800.835.3832. If you are based outside of the U.S., please dial +1.303.397.8100, or by emailing investor.relations@ttec.com.

You can also obtain, without charge, a copy of our bylaws, codes of conduct and Board committee charters by contacting the Investor Relations department or you can view these materials on the internet by accessing our website at ttec.com and clicking on the “Investors” tab, then clicking on the “Corporate Governance” tab.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, or via internet; by our directors, officers, or other regular employees without remuneration other than regular compensation. We will request brokers and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

TTEC is committed to best practices in corporate governance. The Company is governed by our Board of Directors. The role of the Board includes:

•       Oversight of the Company’s management;

•       Appointment of the Chief Executive Officer;

•       Goal setting for and overseeing performance of the Company’s executive management team;

•       Management succession planning;

•       Oversight of effective corporate governance, including selecting and recommending for stockholders’ approval nominees for the Board of Directors;

•       Assessment of Board performance;

•       Board succession planning;

•       Forming and staffing Board committees;

•       Review and oversight of the development and implementation of the Company’s annual strategic, financial, and operational plans and budgets;

•       Assessment and monitoring of Company’s risk and risk management practices;

•       Review and approval of significant corporate actions;

•       Monitoring of processes designed to assure TTEC’s integrity and transparency to its stakeholders, including financial reporting, compliance with legal and regulatory obligations, maintenance of confidential channels to report concerns about violations of laws and policies, and protection against reprisals for those who report such violations;

•       Oversight of the relationship between the Company and its stockholders; and

•       Support for the Company’s commitment to its corporate responsibility and sustainable business.

Board Leadership Structure

Our Board is led by TTEC’s founder, Mr. Kenneth D. Tuchman, who serves as the Chairman of the Board. Mr. Tuchman is also TTEC’s Chief Executive Officer. The Board retains the flexibility to determine from time to time whether the position of the Chief Executive Officer and the Chairman of the Board should be combined or separated, whether an independent director should serve as Chairman of the Board, and whether to appoint a lead independent director to serve as a liaison between independent directors and the Chairman.

At present, the Board believes that the Company is best served by having Mr. Tuchman serve as both the Chairman of the Board and Chief Executive Officer of TTEC. The Board’s view is based on the facts that Mr. Tuchman beneficially owns approximately 68.1 percent of the outstanding equity in the Company, has a unique insight into the Company’s customer engagement solutions strategy as an industry innovator and the Company founder, and is intimately involved in the day-to-day strategic direction of the Company.

Since the size of the Company’s Board is relatively small and each independent director has unrestricted access to Mr. Tuchman and the Company’s management, the independent members of the Board do not currently perceive the need for an appointment of a lead independent director. Our Board also believes that appointing a lead independent director may serve to create a potential conflict among the directors and interfere with the current collaborative environment in the boardroom that permits the Board to leverage the knowledge and experience of each Board member to drive strategic initiatives necessary to support the Company’s transformation from a business process outsourcing service provider to an integrated customer consulting, technology, growth and care services company.

With the exception of Mr. Tuchman, all of our other directors are independent.

The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, the Company’s largest and controlling stockholder, serve as the Chairman of the Board, but believes that there are adequate governance safeguards in place to mitigate against such risks. Such safeguards include, but are not limited to,

•        The Board and Board committees hold executive sessions comprised entirely of the independent directors.

•        During 2018, six of seven directors were independent on our Board.

•        Our Compensation Committee, comprised entirely of independent directors, makes all executive management compensation determinations based on the individual manager’s performance and input from independent compensation consultants.

•        Our Compensation Committee retains an independent compensation consultant when it deems it appropriate.

•        Board members have unrestricted access to independent consultants including legal counsel.

•        Our Board members and executives have a shareholding guideline consistent with industry best practices.

•        Our Board and its committees perform an annual self-assessment and act on the findings.

•        Our Board published Corporate Governance Guidelines to communicate to the stockholders and other stakeholders how the Company is governed.

Although we qualify as a “controlled company” under the listing rules of the NASDAQ Stock Market, the Company elects not to avail itself of governance exceptions available to “controlled companies” under these rules. Specifically, a majority of our Board of Directors is independent and our Board’s committees, including our Nominating and Governance Committee and our Compensation Committee are comprised solely of independent directors, even though the Company is exempt from these corporate governance requirements as a controlled company.

Lastly, our Board has in the past demonstrated the independence necessary to address potential conflicts of interest through the use of special ad hoc committees to address specific matters when they arise or requesting that the Chairman abstain from deliberations and voting on certain decisions that may represent a conflict with his controlling stockholdings in the Company.

Board Participation in 2018
• Nine Board meetings held in 2018
• Each director attended at least 90 percent of all Board and relevant committee meetings
• All directors attended our Annual Meeting of Stockholders in 2018

Board Risk Oversight

While our executive officers are responsible for day-to-day management of risk at TTEC, our Board oversees and monitors our enterprise risk management (ERM) practices in the course of its ongoing review of the Company’s strategy, business plans, risk management, and risk transfer programs. The Board recognizes that certain risk taking is essential for any company to stay competitive. It is the view of the Board, however, that the risk taking must be reasoned and measured, and must be evaluated and mitigated appropriately. To this end, the Board, as a whole, and through its Audit Committee actively participates in the oversight of the Company’s ERM program.

In 2018, the Board’s ERM oversight primarily focused on, but was not limited to, the following areas (i) the Company’s strategy and long-term growth plans; (ii) cybersecurity preparedness and cybersecurity incident response; (iii) risks inherent in TTEC’s global footprint and certain geographic concentrations; (iv) business continuity planning; (v) emergency preparedness, critical incident response, and disaster recovery planning; (vi) risks arising from the complexities of regulatory compliance framework that affects TTEC’s global business; (vii) the service delivery effectiveness of the Company’s business segments; and (viii) risks inherent in our controls over financial reporting. The responsibility for managing each of these high priority risks areas, as identified by the ERM process, was assigned to one or more members of the executive management team. The Board has delegated the oversight of certain categories of risk management to designated Board committees, which report to the Board on matters related to the specific areas of risk they oversee.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Enterprise risk management structure; strategic risk associated with TTEC’s business plan; litigation that may have material financial or reputational impact on the Company; significant capital transactions, including M&A, technology investment and divestitures; capital structure risks; service delivery effectiveness; and CEO and senior management succession planning.

Audit Committee

Risks related to financial reporting, disclosure and related controls; major financial exposure risks; significant IT risks, including information security and cybersecurity risks; ethics and compliance risks; risks inherent in the Company’s regulatory environment; currency exposure risks; liquidity risks; business continuity and disaster recovery planning; and related-party transactions risks.

Compensation Committee

Executive recruiting, retention, and succession planning; compensation policies and practices, including incentive compensation; and health and welfare benefits programs. Assessment of the risks associated with compensation policies and practices applicable to TTEC’s employees to determine if such policies and practices are reasonably likely to have a material adverse effect on TTEC.

Nominating and Governance Committee

Corporate governance risks; effectiveness of Board’s and its committees’ performance; Board succession, Board candidate nomination and succession planning; conflicts of interest; and director independence and competencies; complexity involved in TTEC’s global regulatory framework.

The Board and its committees periodically request and receive comprehensive reports from key Company functions, including finance, treasury, tax, legal, information security, human capital and IT; and have the opportunity to assess risk exposures of the business in these specific functional areas. The Audit Committee, with assistance and input from management, conducts an annual enterprise-wide risk assessment and adopts the Company’s annual internal audit plan, designed to test business processes that may represent special risk exposures to the Company. The Audit Committee quarterly reviews the results of completed internal audits and actively monitors the progress of recommended remedial and mitigation plans. In addition to the Company’s ERM and internal audit processes, the Board and the Audit Committee monitor and oversee the Company’s periodic assessment of the effectiveness of its internal controls over financial reporting.

To ensure that the Company’s compensation practices and policies do not have a material adverse effect on the Company and its business, the Compensation Committee annually reviews TTEC’s executive compensation programs for inherent risks and alignment with the Company’s objectives. The Committee receives periodic reports from the Company’s human capital and legal departments on steps that TTEC takes to anticipate and mitigate any potential risks in long and short-term incentive and performance-based compensation programs. The Compensation Committee believes that executive compensation should be contingent on performance relative to targets and business plans. It expects TTEC senior executives to achieve these targets in a manner consistent with TTEC’s values, ethical standards, and policies. The Board engages in periodic discussions with management on how to maximize executives’ performance through compensation incentives without creating unreasonable risks to the business. For additional information on TTEC compensation programs’ risks, please review section titled “Compensation Discussion and Analysis” in these proxy materials.

Communications with Our Board

The Board established a process for stockholders and other interested parties to communicate with the Board or any directors by requesting that all communication be sent to the following address:

Board of Directors

c/o Corporate Secretary

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Board Committees

The following table outlines the composition of each of our Board committees during 2018:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Kenneth D. Tuchman				Chair
Steven J. Anenen			✓	✓
Tracy L. Bahl		Chair	✓	✓
Gregory A. Conley	Chair	✓
Robert N. Frerichs	✓	✓	Chair
Marc L. Holtzman
Ekta Singh-Bushell	✓		✓

Audit Committee

The Audit Committee operates under the Audit Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Assisting the Board in its oversight of the integrity of TTEC’s financial statements;

•        Overseeing the adequacy of internal controls over our  financial reporting and disclosure processes;

•        Selecting, evaluating, and appointing the independent registered public accounting firm, including assessing the public accounting firm’s independence and qualifications;

•        Reviewing and approving all non-audit services performed by the independent registered public accounting firm;

•        Overseeing the activities and progresses of the TTEC internal audit department;

•        Overseeing TTEC’s ethics program and its confidential hotline process, including reviewing the establishment of and compliance of employees and executives with the Company’s employee code of conduct, Code of Ethics: How TTEC Does Business, and the Company’s Ethics Code for Executive and Financial Officers;

•        Overseeing investigations into any matters within the Audit Committee’s scope of responsibility;

•        Overseeing the enterprise risk management programs including its privacy, information security, and regulatory compliance risk management; and

•        Reviewing and approving all related-party transactions.

In 2018, the members of the Audit Committee included Gregory A. Conley (Chair), Robert N. Frerichs, and Ekta Singh-Bushell. Throughout 2018, each Committee member was “independent” the meaning of the NASDAQ Stock Market Rules and Rule 10A-3(b)(l) under the U.S. Securities Exchange Act of 1934.

Our Board determined that Mr. Conley, Mr. Frerichs, and Ms. Singh-Bushell qualify as an “audit committee financial expert” within the meaning of the U.S. Securities and Exchange Commission rules. Mr. Conley’s relevant experience includes his experience as a chief executive officer and director of several public and private companies. Mr. Frerichs’ relevant experience includes his CPA credentials, his role as chair of one of the largest public consultancies in the world, his career in audit and risk management, and his tenure on the audit committees of several companies. Ms. Singh-Bushell’s relevant experience includes her CPA credentials, her tenure as a member of several audit committees for public companies, and her two decades yof experience working for a global public accounting and consultancy firm.

The Audit Committee oversees TTEC’s disclosure processes, including TTEC’s anonymous and confidential channels available to employees. The Committee established procedures for, and oversees receipt and treatment of, confidential (including anonymous) submissions by TTEC employees of concerns about the Company’s accounting, internal control, and auditing practices. These processes are established to assure accurate and complete financial reporting and to identify timely any potential issues that could impact TTEC’s accounting, financial reporting, and effectiveness of its internal controls. The Audit Committee reviews and assesses the matters raised through these reporting channels and monitors management’s response to these reports, engaging when warranted.

The Audit Committee evaluates the independence, qualifications, and performance of TTEC’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TTEC’s risk assessment and management practices; the Company’s major financial, operational, and regulatory risk exposures; and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

During 2018, the Audit Committee held four regularly scheduled meetings and four special meetings and did not approve any matters through unanimous written consent.

The Audit Committee reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Compensation Committee

The Compensation Committee operates under the Compensation Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Reviewing performance goals and approving the annual salary, incentives, and all other compensation for each executive officer, including any employment arrangements and change of control agreements with such officers;

•        Reviewing and approving compensation programs for independent Board members;

•        Reviewing and approving material employee benefit plans (and changes to such plans);

•        Reviewing and evaluating risks associated with our compensation programs; and

•        Adopting and administering various equity-based incentive plans.

In 2018, the members of the Compensation Committee included Tracy L. Bahl (Chair), Gregory A. Conley, and Robert N. Frerichs. Throughout 2018, each member of the Committee was “independent,” as defined under the NASDAQ Stock Market Rules, a “non-employee director,” as defined under U.S. Securities and Exchange Commission Rule 16b-3, and an “outside director,” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended.

During 2018, the Compensation Committee held four regularly scheduled meetings and four special meetings and approved one matter through unanimous written consent. The Compensation Committee reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Nominating and Governance Committee

The Nominating and Governance Committee operates under the Nominating and Governance Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Identifying and recommending to our Board qualified candidates to stand for election to the Board (or be appointed pending the election at the Annual Stockholders Meeting);

•        Overseeing development and succession planning for executive offices of the company; and

•        Overseeing TTEC’s corporate governance, including the evaluation of the Board and its committees’ performance and processes, and assignment and rotation of Board members to various committees.

During 2018, the members of the Nominating and Governance Committee included Robert N. Frerichs (Chair), Tracy L. Bahl, Steven J. Anenen, and Ekta Singh-Bushell who joined the Nominating and Governance Committee in May 2018. Each member satisfies the independence requirements for nominating committee members pursuant to the NASDAQ Stock Market Rules.

During 2018, the Nominating and Governance Committee held four regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Nominating and Governance Committee reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Executive Committee

The Board’s Executive Committee is a special standing committee of the Board appointed to take certain action, under a delegation of authority resolution from the Board, between regularly scheduled Board meetings that are otherwise reserved to the Board. All actions taken by the Executive Committee are reported to and reviewed by the full Board at the Board meeting immediately following the action taken. The Executive Committee is authorized to consider and approve, among other things:

•        Mergers, acquisitions, and divestiture transactions at a level in excess of management’s authority but below a certain specific authority limit exclusively reserved to the full Board, provided that such transactions are not inconsistent with TTEC’s overall strategy as approved by the Board;

•        Capital expenditure transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are consistent with the annual business plan approved by the Board; and

•        Funding for the share repurchase program at a level in excess of management’s authority but below a certain specific limit designated by the Board.

During 2018, the members of the Executive Committee included Kenneth D. Tuchman (Chair), Tracy L. Bahl, and Steven J. Anenen.

The Executive Committee did not meet during 2018.

Ethics Code for Executive and Financial Officers

We have adopted an Ethics Code for Executive and Financial Officers that guides the behavior of  our senior executives and financial officers beyond our code of business conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, Executive Vice Presidents leading each of our business segments, General Counsel, Treasurer, Controller, senior accounting and finance executives who support our key business segments, financial directors, and controllers of each of our business segments and any person performing similar functions. The Ethics Code for Senior Executive and Financial Officers is available on our website at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com) and we intend to disclose any waiver of, or amendments to, the Ethics Code for Executive and Financial Officers on our website. You may also obtain a copy of the document without charge by writing to:

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Attention: Corporate Secretary

In addition to our Ethics Code for Senior Executive and Financial Officers, TTEC also has a code of business conduct (Ethics Code: How TTEC Does Business). This document mandates rules of ethical business conduct for all TTEC employees, members of our Board of Directors, and our suppliers and partners, including our executives and financial officers. We maintain a confidential web-based and telephone hotline, where employees can seek guidance or report concerns about violations of laws, our policies, or either of the ethics codes, including any concerns about financial reporting, misconduct, or fraud.

Director Compensation Overview

During 2018, the independent directors’ compensation was as follows:

•        An annual retainer of $75,000;

•        Additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$ 27,000
Members of Audit Committee	$ 13,500
Chair of Compensation Committee	$ 20,000
Members of Compensation Committee	$ 10,000
Chair of Nominating and Governance Committee	$ 15,000
Members of Nominating and Governance Committee	$ 5,000

•            An annual grant of $100,000 of restricted stock units in TTEC stock, based on the fair market value of our common stock on the grant date; and

•        Non-employee directors who join the Board also receive an initial fair market value-grant in the amount of $100,000, based on the fair market value of our common stock on the grant date. The initial restricted stock unit grant vests on the earlier of the first anniversary of the grant date or the date of the succeeding year’s Annual Meeting of Stockholders, or any change-in-control event (as defined in the relevant restricted stock unit agreement).

The employee directors do not receive additional compensation for their Board service.

The following table summarizes the actual compensation earned by independent directors during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1,2]	Total ($)
Steven J. Anenen	$ 80,000	$99,989	$179,989
Tracy L. Bahl	$100,000	$99,989	$199,989
Gregory A. Conley	$112,000	$99,989	$211,989
Robert N. Frerichs	$113,500	$99,989	$213,489
Marc L. Holtzman	$ 75,000	$99,989	$174,989
Ekta Singh-Bushell	$ 91,534	$99,989	$191,523

1   Reflects the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

For information regarding assumptions used to compute grant date fair market value with respect to the stock awards, see Note 18 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

2   As of December 31, 2018, independent directors Messrs. Anenen, Bahl, Conley, Frerichs, Holtzman and Mrs. Singh-Bushell all held 2,793 unvested restricted stock unit awards.

In February 2019, the Board of Directors of TTEC Holdings, Inc., on the recommendation of Management and the Compensation Committee of the Board, approved revisions to compensation arrangements for the independent directors of the Company to be effective as of the start of the 2019/2020 board cycle in May 2019. The recommendation was based on peer group and market data analysis.

The revisions to the compensation arrangements are:

(i)             increase the amount of the cash retainer paid to members of the Nominating & Governance Committee from $5,000 to $6,000 per annum;

(ii)          increase the value of the annual equity grant for all directors from $100,000 to $110,000; and

(iii)       increase the value of the initial/welcome equity grant made to independent director who join the Board from $100,000 to $110,000.

AUDIT COMMITTEE REPORT

The TTEC Audit Committee of the Board (the “Audit Committee”) is comprised entirely of independent directors who meet the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market’s Listing Rules. TTEC’s Board of Directors has determined that each member of its Audit Committee has accounting and other related financial management expertise, and, therefore, qualifies as an “audit committee financial expert,” as that term is defined by the SEC. The Audit Committee operates pursuant to a charter that is reviewed annually and updated to comply with the relevant regulatory requirements. The Audit Committee charter was most recently reviewed and updated in May 2018 and is available in the Investor Relations section of our website at ttec.com/sites/default/files/audit_committee_charter.pdf.

In performing its functions, the Audit Committee acts in an oversight capacity. The Committee is responsible for overseeing TTEC’s financial reporting processes and internal control structure on behalf of the Company’s Board of Directors, while management is responsible for the preparation, presentation, and integrity of the financial statements, and the effectiveness of TTEC’s internal control over financial reporting. TTEC’s independent auditor, PricewaterhouseCoopers LLC (“PwC” or the “Auditor”), is responsible for auditing TTEC’s financial statements and providing an opinion on the conformity of TTEC’s consolidated financial statements with generally accepted accounting principles and on the effectiveness of TTEC’s internal control over financial reporting.

In 2018, the Audit Committee held eight meetings. The Audit Committee’s agenda for each meeting is set by the Audit Committee’s chairperson in consultation with and on recommendation of TTEC’s Chief Financial Officer. During these meetings, the Audit Committee met with the senior members of TTEC’s financial management team, and, when appropriate, had separate private sessions with TTEC’s Chief Financial Officer, General Counsel, head of internal audit, and PwC to discuss financial management, legal, accounting, internal and external audit activities, and internal control issues.

As part of its oversight function, the Audit Committee reviews TTEC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their filing with the SEC and has detailed discussions with management about the quality and reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, the Audit Committee asks for management’s representations and reviews certifications prepared by TTEC’s Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of TTEC.

The Audit Committee reviewed and discussed with management TTEC’s audited annual consolidated financial statements. Based on this review, the discussions with management about the quality and reasonableness of management’s significant accounting judgments, and in reliance on the reports and opinions of the Auditor, the Audit Committee unanimously recommended to the TTEC Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee also periodically reviews TTEC’s enterprise risk management program and the progress that the Company is making on planned risk mitigation activities for key risks, including its cybersecurity risks, risks inherent in TTEC’s global footprint, business continuity and disaster recovery risks, emergency preparedness, crisis management, and critical incident response planning; risks associated with geographic concentration of some of TTEC’s operations and enterprise services facilities; and risks arising from the complexities of regulatory compliance framework that affects TTEC business.

In 2018, the Audit Committee focused in particular on TTEC’s cybersecurity preparedness, reviewing investments that management made and steps it has taken to protect TTEC’s systems and information against cyberattacks.  The Committee also reviewed the Company’s cybersecurity maturity assessment, cybersecurity continuous improvement plans for the year, and the ongoing progress that the Company made against these plans.  The Committee also participated in the incident response mock exercise that TTEC cybersecurity team conducts from time to time.

During the year, the Committee also reviewed the approach that the Company takes on compliance with various regulatory requirements that affect its business around the globe, including its HIPAA, GDPR, and PCI preparedness; and steps that the Company takes to protect privacy of employees and clients where the Company acts as a data processor or controller for personally identifiable information.

During the year, the Audit Committee also receives periodic status reports on the effectiveness of the Company’s treasury function, including its foreign exchange exposure management; its tax function, including its global tax planning practices; the Company’s acquisition integration activities; and its investor relations activities. This year, the Committee also reviewed progress that the Company made on the development and testing of various business continuity and disaster recovery plans.

The Audit Committee also monitored, throughout the year, the Company’s confidential hotline activities, focusing on procedures that the Company has in place for confidential submission of employee concerns about accounting and financial reporting practices, internal controls and audit matters, possible violations of laws, and other concerns about the business. The Committee’s quarterly reviews of TTEC employee hotline activity included trend analysis by business segment and geographic location, and management’s actions in addressing these trends. Periodically, the Committee also reviewed the Company’s code of business conduct (Ethics Code: How TTEC Does Business), the Ethics Code for Senior Executive and Financial Officers, and the level of training that the Company on these codes of conduct and Company values.

As part of its oversight responsibilities, the Audit Committee oversees TTEC’s annual audit by its independent auditor, PwC, including the Auditor’s audit approach, audit plan, and critical audit matters; and whether the provision of minor non-audit services is appropriate given the Auditor’s independence. The Audit Committee also works with the Auditor to make sure that the PwC TTEC audit team, supported by PwC’s partners with experience related to TTEC’s operations in key countries where TTEC does business and other PwC subject matter experts, has the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit.

Each year, the Audit Committee evaluates the performance of PwC and its senior engagement team and determines whether to re-engage the Auditor for the coming year. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the Auditor, the Auditor’s global capabilities, the Auditor’s technical expertise including innovation and technologies that the Auditor uses to provide its services to the Company, the Auditor’s tenure as TTEC’s independent auditor, its knowledge of the Company’s global operations and industry, and the quality of the Auditor’s interactions with the Audit Committee of the Board. Based on this evaluation, the Audit Committee decided to engage PwC as TTEC’s independent auditor for the year ended December 31, 2018. This appointment was ratified by TTEC stockholders at the 2018 Annual Stockholders Meeting.

The Audit Committee also considered the fees that PwC charged the Company for the audit services in 2018 and determined them to be reasonable and adequate to ensure a comprehensive audit. In 2018, PwC’s Audit Fees were $3.7 million, a decrease of $0.3 million year over year due primarily to improved efficiencies achieved by PwC and TTEC’s accounting team in work required during the course of the year.

Although the Audit Committee has the sole authority to appoint the independent auditor, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their annual meeting, to ratify the appointment of the independent auditor for the coming year (see Proposal 2 beginning on page 45).

In accordance with SEC rules, to limit the number of consecutive years an individual audit partner may lead the independent audit for the Company, the Auditor’s engagement partner for TTEC is subject to the five-year rotation requirement. Assuming satisfactory performance and the Audit Committee’s continuing engagement of PwC as TTEC’s independent auditor, the current engagement partner’s rotation period will end effective with the annual audit for the period ending on December 31, 2022, rotating off our account in 2023. The Audit Committee works closely with PwC to assure appropriate succession planning for an orderly transition when the engagement partner’s rotation period with TTEC ends, or if the partner leaves TTEC engagement for other reasons.

The Audit Committee periodically reviews the rules and regulations adopted from time to time by the Public Company Accounting Oversight Board (the “PCAOB”) and works with the Auditor to ensure that its opinion conforms with these requirements. During the year, the Audit Committee also discusses with the Auditor those matters that are required to be discussed under the rules adopted by the PCAOB and received written disclosures from the Auditor required by applicable PCAOB requirements regarding the Auditor’s communication with the Audit Committee concerning their independence.

Audit Committee
	Gregory A. Conley,	Chair
Robert N. Frerichs
Ekta Singh-Bushell

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT, AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of March 29, 2019, concerning the beneficial ownership of the following persons and entities:

•        Each person or entity known to us to beneficially own more than five percent of our outstanding common stock;

•        Each of our directors and nominees for our Board;

•        Each of our executive officers, including our Named Executive Officers; and

•        All of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with U.S. Securities and Exchange Commission rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 46,212,098 shares of common stock outstanding at March 29, 2019. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with U.S. Securities and Exchange Commission rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2019; and (2) issuable upon the vesting of Restricted Stock Units (“RSUs”) within 60 days of March 29, 2019. in accordance with U.S. Securities and Exchange Commission rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

The information provided in the table is based solely on our records, and information filed with the U.S. Securities and Exchange Commission with respect to the owners of our shares of common stock, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112.

Stock Ownership of Directors, Management, and Certain Beneficial Owners

	Shares Beneficially Owned
Name of the Beneficial Owner	Common Stock		Options Vested and Options and RSUs Vesting Within 60 Days of 3/29/2019	Total Beneficial Ownership as of 3/29/2019		Percent of Class
5% Stockholders
Kenneth D. Tuchman	31,463,707	[1,6]	-	31,463,707	[1,6]	68.1%
Executive Officers and Directors
Kenneth D. Tuchman	31,463,707	[1,6]	-	31,463,707	[1,6]	68.1%
Steven J. Anenen	9,840		2,793	12,633	[2]	*
Tracy L. Bahl	15,946		2,793	18,739	[2]	*
Gregory A. Conley	10,286		2,793	13,079	[2]	*
Martin F. DeGhetto	117,849		8,591	126,440	[3]	*
Robert N. Frerichs	21,161		2,793	23,954	[2]	*
Judi A. Hand	141,435		8,591	150,026	[3]	*
Marc L. Holtzman	16,580		2,793	19,373	[4]	*
Margaret B. McLean	31,066		6,443	37,509	[5]	*
Regina M. Paolillo	195,948		8,591	204,539	[3]	*
Steven C. Pollema	11,681		6,443	18,124	[5]	*
Ekta Singh-Bushell	4,796		2,793	7,589	[2]	*
Anthony Y. Tsai	-		-	-		*
David M. Anderson	-		-	-		*
All directors, director nominees and executive officers as a group (14 persons)	32,040,295		55,417	32,095,712		69.5%

*       Less than 1 percent.

1        Includes 31,453,707 shares subject to sole voting and investment power, and 10,000 shares with shared voting and investment power. The shares with sole voting and investment power consist of: (i) 6,686,901 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; and (iii) 10,000,000 shares held by a revocable trust controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman’s spouse. Mr. Tuchman is the beneficial owner of 68.1 percent of the shares of common stock entitled to vote at the meeting.

2        Includes 2,793 RSUs scheduled to vest within 60 days after March 29, 2019.

3        Includes 8,591 RSUs schedule to vesting within 60 days after March 29, 2019.

4        Includes 13,280 shares held by Mr. Holtzman directly, 3,300 shares held for Mr. Holtzman’s minor children and 2,793 shares scheduled to vest within 60 days after March 29, 2019.

5        Includes 6,443 RSUs scheduled to vest within 60 days after March 29, 2019.

6        On May 7, 2018, Mr. Tuchman entered into a Security Agreement with Wells Fargo Bank, National Association, pursuant to the terms of which he agreed to collateralize a certain personal loan with 3,070,000 of TTEC common stock held in KDT Stock Revocable Trust (“2018 Security Agreement”). Pursuant to 2018 Security Agreement, Mr. Tuchman may pledge additional TTEC shares held by the Trust, directly, or through other vehicles to collateralized additional advancements on the Loan. The 2018 Security Agreement restates and supersedes a certain security agreement for pledge of TTEC shares with Wells Fargo Bank previously executed in December 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10 percent of our common stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. Based on our review of the Forms 3, 4 and 5 filed, we believe that all our directors, executive officers and 10 percent stockholders filed all Section 16(a) reports on a timely basis during 2018.

RELATED-PARTY TRANSACTIONS

In accordance with our written Related Party Transaction Policy, the Audit Committee of the Board is responsible for reviewing and approving transactions required to be disclosed as a “related party” transaction under applicable law, including U.S. Securities and Exchange Commission rules (generally, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest). TTEC management monitors all related-party transactions and reports about their status to the Audit Committee quarterly. TTEC executive officers and directors complete a questionnaire during the first quarter of each fiscal year, in which they provide information about the terms of all their related-party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. In reviewing related-party transactions, the Audit Committee considers whether these transactions are executed at “arms-length” by reviewing all relevant facts and circumstances, including among others, the commercial reasonableness of the terms, the actual and perceived benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the related-party’s interest, the actual and apparent conflict of interests, the impact on a director’s independence (if the related-party is a director, an immediate family member of a director, or an entity controlled by a director), and the terms on which a similar transaction can be secured from unrelated third parties.

During 2018, TTEC has undertaken the following related-party transactions subject to disclosure:

The Company entered into an agreement under which Avion, LLC (“Avion”) and Airmax LLC (“Airmax”) provide certain aviation flight services as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company, has a direct 100 percent beneficial ownership interest in Avion and Airmax. During 2018, 2017 and 2016, the Company expensed $1.1 million, $1.1 million, and $1.0 million, respectively, to Avion and Airmax for services provided to the Company. There was $122 thousand in payments due and outstanding to Avion and Airmax as of December 31, 2018. During 2019, the Company is expecting to spend approximately the same amounts with Avion and Airmax as it did in 2018.

During 2014, the Company entered into a vendor contract with Convercent Inc. (“Convercent”) to provide learning management and web and telephony based global helpline solutions. This contract was renewed, after an arms-length market pricing review, in the fourth quarter of 2016. Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company is a majority owner of a company that has a 5 percent interest in Convercent. During 2018, 2017 and 2016, the Company expensed $60 thousand, $70 thousand, and $100 thousand, respectively, to Convercent and is expecting to spend another $60 thousand with Convercent during 2019.

During 2015, the Company entered into a contract to purchase software from CaféX. During 2018, 2017 and 2016, the Company has purchased $44 thousand, $72 thousand and $405 thousand, respectively from CaféX. TTEC holds a 17.2 percent equity investment in CaféX, but the investment has been written off for GAAP purposes.

As part of Motif, Inc.’s acquisition in 2017, the Company became a party to a real estate lease for certain facilities owned in part by Motif’s founders, who are still  part owners of the company. The lease expired in the first quarter of 2019 and has no future material payments due under it.

Ms. Regina M. Paolillo, Chief Administrative and Financial Officer of the Company, is a member of the board of directors of Welltok, Inc., a consumer health SaaS company.  Ms. Paolillo also holds a very small investment in Welltok. Welltok and the Company have a joint venture, Welltok TTEC Communications which provides services to healthcare clients. During the years ended December 31, 2018 and 2017, the Company recorded revenue of $5.7 million and $5.5 million, respectively, in connection with the work performed through the joint venture.

EXECUTIVES AND EXECUTIVE COMPENSATION

TTEC Executive Team

The following persons are our executive officers:

Martin F. DeGhetto, 60, serves as TTEC’s Executive Vice President, TTEC Engage (that combines TTEC’s Customer Growth and Customer Management Services business segments). Mr. DeGhetto joined TTEC in 2010. Between 2008 and 2010, Mr. DeGhetto was an executive vice president and chief operations officer commercial division at Connextions, Inc., then privately-held technology and business services company for the healthcare industry. Prior to Connextions, Mr. DeGhetto spent almost a decade at Convergys Corporation (formerly NYSE:CVG), a customer management company, where he held various positions of increasing responsibility culminating in his role as a senior vice president, North American/European operations which he held between 2003 and 2008. Prior to Convergys, Mr. DeGhetto was an executive with American Express Company (NYSE:AXP) and AT&T/American Transtech. Mr. DeGhetto holds a B.S. Professional Management degree from NOVA Southeastern University.

Judi A. Hand, 57, serves as TTEC’s Executive Vice President, Chief Revenue Officer. She joined TTEC in 2007 as President and General Manager for Direct Alliance Corporation, a TTEC wholly owned subsidiary, and between 2011 and 2013 served as TTEC’s Chief Sales Officer, the role that she resumed under a new title in 2016. Between 2003 and 2007, Ms. Hand was a senior executive with AT&T (NYSE: T), culminating her career there as a senior vice president for enterprise sales. Prior to AT&T, Ms. Hand worked at Qwest, then a public global communications company and several of its subsidiaries in sales and marketing roles of increasing responsibility. Ms. Hand is a board advisor to Four Winds Interactive and between 2016 and 2017, she was a member of the board of directors of Manitoba Telecom Services, Inc., a Canada telecommunication company. Ms. Hand holds an MBA from Stanford University and a B.S. in Communications degree from University of Nebraska.

Regina M. Paolillo, 60, serves as Executive Vice President, Chief Administrative and Financial Officer. Ms. Paolillo joined TTEC in 2011. Between 2009 and 2011, Ms. Paolillo was an executive vice president for enterprise services and chief financial officer at Trizetto Group, Inc., a privately held professional services company serving the healthcare industry. Between 2007 and 2008, Ms. Paolillo served as a senior vice president, operations group for General Atlantic, a leading global growth equity firm. Between 2005 and 2007, Ms. Paolillo served as an executive vice president for revenue cycle and mortgage services at Creditek, a Genpact  (NYSE:G) subsidiary.  Prior to the Company’s acquisition by Genpact, between 2003 and 2005 and 2002 and 2003, Ms. Paolillo was Creditek’s chief executive officer and chief financial officer respectively. Prior to Creditek, Ms. Paolillo served as the chief financial officer and executive vice president for corporate services at Gartner, Inc., (NYSE:IT) an information technology research and advisory company. Ms. Paolillo is a member of the board of directors of Unisys Corporation (NYSE: UIS) and Welltok, Inc., a private consumer health SaaS company. Ms. Paolillo holds a B.S. in Accounting degree from University of New Haven.

Margaret B. McLean, 55, serves as Senior Vice President, General Counsel and Chief Risk Officer. Ms. McLean joined TTEC in 2013. Between 1998 and 2013, Ms. McLean was a senior executive at CH2M (now part of Jacobs Engineering Group (NYSE: JEC)), a global engineering and program management company, serving as that company’s chief legal officer starting in 2007. Prior to that, Ms. McLean was a corporate finance and M&A partner at  a major law firm, working in its Denver, London, and Moscow offices. Ms. McLean started her career in IT at Hewlett Packard (NYSE:HPQ) and led the application systems department for Science Applications Int’l (NYSE:SAIC). She holds a JD from the University of Michigan, an MBA from the University of Colorado, and a B.S. in Management Information Systems and Computer Science from University of Arizona.

Anthony “Tony” Y. Tsai, 61, serves as Executive Vice President, Chief Information and Innovation Officer. He joined the company in 2017.  Prior to joining TTEC, Mr. Tsai led innovation at UST and held leadership positions in multinational organizations including Fresh & Easy Markets, The Beijing Hualian Group, and Procter & Gamble (NYSE: PG). Mr. Tsai holds a B.S. in Engineering and Engineering Management from Stanford University.

Steven C. Pollema, 59, serves as Executive Vice President, TTEC Digital (that combines TTEC’s Customer Consulting and Customer Technology Services business segments). Mr. Pollema joined TTEC in 2011 as part of an acquisition of a technology integration company. Prior to joining TTEC, Mr. Pollema worked for eLoyalty technology company since 2001 and held various senior executive roles including the Chief Financial Officer and senior vice president for global delivery and operations. Mr. Pollema began his professional career at Accenture (NYSE:ACN) within the Financial Services/Technology practice. Mr. Pollema holds an MBA in Management Information Systems and a B.S. in Finance from the University of Iowa.

David M. Anderson, 48, serves as Executive Vice President TTEC Digital (that combines TTEC’s Customer Consulting and Customer Technology Services business segments). Mr. Anderson joined TTEC in 2018 to facilitate the growth of our Customer Strategy Services segment. Prior to TTEC, Mr. Anderson was global managing partner, front office strategy and transformation services for Tata Consulting (NSEI:TCS); and held various leadership positions with IBM (NYSE:IBM), Motorola Solutions, Inc. (NYSE:MSI) and Opsware. He holds an MBA from University of Michigan Ross School of Business.

Information regarding Kenneth D. Tuchman, Chairman and Chief Executive Officer is provided in this section under the heading “2019 Director Nominees.”

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our compensation philosophy and describe the 2018 compensation program for our Chief Executive Officer, Chief Financial Officer, and three additional highest compensated members of our executive leadership team, whom we refer to as our Named Executive Officers (“NEOs”). We describe compensation earned by each of our Named Executive Officers and explain how our Compensation Committee of the Board determined this compensation, including its rationale for specific 2018 compensation decisions.

2018 TTEC Performance Highlights

Our 2018 performance is summarized below:

•             Our revenue was a record $1.509 billion, an increase of 2.2 percent over the year ago period.

•             Our income from operations was $92.1 million or 6.1 percent of revenue, an 8.4 percent decrease year over year. Income from operations on a non-GAAP basis[1] was $106.1 million, or 7.1 percent of revenue, compared to 8.4[2] percent in the prior year.

•             Our net cash provided by operating activities was $168.3 million compared to $113.2 million in the prior year.

•        We booked $600 million in new business, a 35.7 percent increase over the prior year.

•        Our diluted earnings per share were $0.77 compared to $0.16 in the prior year, and $1.49[1] compared to $1.88[3] in prior year on a non-GAAP basis.

•             We paid a total of $25.3 million in cash dividends to our shareholders.

1 TTEC computes company performance metrics on a non-GAAP basis, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges and integration expenses, deconsolidation of subsidiaries, changes in acquisition earn-outs, changes in tax valuation allowances, return to provision adjustments, one-time non-recurring items and adjustments for assets held for sale and wind-down (AHFS/WD). Please review a copy of the 2018 Annual Report and 2018 full year earnings press release for a reconciliation of these non-GAAP adjustments.

2 As part of its 2017 Proxy Statement, TTEC reported that its non-GAAP operating income was 8.2% of revenue.  The 8.4% referenced above as a year over year comparison now reflects the add-back related to losses from assets held for sale during 2017 which is now consistent with how we calculate and disclose this value in 2018.

3 As part of its 2017 Proxy Statement TTEC reported that its non-GAAP diluted earnings per share was $1.80.  The $1.88 non-GAAP diluted earnings per share referenced above as a year over year comparison is now calculated based on the Net Income versus previously used Net Income Available for TTEC Stockholders metric, which is now consistent with how we calculate and disclose this value in 2018.

2018 Named Executive Officers

• Kenneth D. Tuchman, Chairman of the Board and Chief Executive Officer	• Regina M. Paolillo, Executive Vice President, Chief Administrative and Financial Officer

• Martin F. DeGhetto, Executive Vice President, TTEC Engage (Customer Growth and Customer Management Services business segments)	• Steven C. Pollema, Executive Vice President, TTEC Digital (Customer Consulting and Customer Technology Services business segments)

• Judi A. Hand, Executive Vice President, Chief Revenue Office

2018 Executive Compensation Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key elements in building sustainable value for stockholders. Our compensation programs’ performance metrics align the interests of our stockholders and senior executives by correlating the timing and amount of actual pay to the Company’s short- and long-term performance goals. Our compensation programs encourage ethical and responsible conduct in pursuit of these goals and the alignment of our leaders with TTEC’s vision, mission, and values.

We carefully benchmark our compensation decisions against a relevant group of peer companies – all of which are our potential competitors for the caliber of executive talent required to manage a global and complex business like TTEC.

During 2018, we updated our executive compensation programs to further align it with best practices and to be market competitive, as follows:

• Targeted the overall total direct compensation (TDC) to be at 50th percentile of peer group and market. • Adjusted bonus targets to align with the 50th percentile of peer group and market.

•             Updated severance terms to be market competitive, including salary and benefits continuation and appropriately aligned non-compete and non-solicitation periods in case of separation without cause or due to a change in control event.

• Adjusted annual equity grant targets to align between the 50th and 75th percentile of our peer group and market.	• Included a Dodd-Frank claw back provision for bonus payments, equity awards or other payments.

• Implemented double-trigger for all post 2018 equity grants including change in control events.

Our executive compensation programs include three principle elements:

Compensation Element	Purpose
• Base Salary	• Provides competitive fixed dollar compensation.
• Annual Performance-Based Cash Incentive Awards

•        Provides “at risk” annual variable cash consideration that aligns executive compensation to the Company and individual achievements of short-term (annual) performance objectives, as established by the Board of Directors. This short-term variable cash compensation element is targeted at the 50th percentile of our peer group.

• Annual Equity Grants

•        Provides “at risk” long-term variable compensation opportunity. Awarded annually, this incentive compensation is based on the individual’s performance and the Company’s performance in the year granted, but links directly to the Company’s performance over time, as equity vests. This long-term variable compensation element is targeted between the 50th and 75th percentile of our peer group.

During 2018, we paid the following to our Named Executive Officers:

	Actual Total Direct (TDC) Compensation [1]		Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman	$ 1	[2]	$4,413,000	$4,688,000	$6,137,000	<25th
Martin F. DeGhetto	$1,085,897		$1,714,000	$2,161,000	$2,776,000	<25th
Judi A. Hand	$1,066,738		$1,280,000	$2,089,000	$3,374,000	<25th
Regina M. Paolillo	$1,103,129		$1,928,000	$2,128,000	$3,162,000	<25th
Steven C. Pollema	$ 926,535		$1,714,000	$2,161,000	$2,776,000	<25th

1        Actual TDC represents base salary earned in 2018, FMV equity grant awarded in 2018, full-year bonus earned for 2018 performance paid in 2018 and 2019.

2        As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

The mix of base and variable “at risk” compensation for 2018 was as follows.

CONSIDERATION OF 2017 “SAY-ON-PAY” VOTE

At our 2017 Annual Meeting of Stockholders, 99.6 percent of the votes cast in our stockholder advisory vote approved the compensation of our Named Executive Officers (our “Say-On-Pay” vote). In light of this stockholder support, the Compensation Committee made no significant changes to the overall design of our compensation programs during 2017or 2018. The Committee did, however, make a modification to the distribution of the funded incentive pool; allocating greater percentage of compensation based on segment performance and further aligning bonuses to personal performance.

The Compensation Committee will continue to review best practices in executive compensation and adjust the structure of TTEC executive compensations to be consistent with market trends, our pay-for-performance philosophy; and to make sure that TTEC’s executive compensation aligns the interest of the executive leadership team with the interests of the Company’s stockholders.

The Committee will continue considering the outcome of the stockholders Say-On-Pay votes when making future compensation decisions for our Named Executive Officers.

CONSIDERATION OF 2017 “FREQUENCY ON SAY-ON-PAY” VOTE

At our 2017 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on an advisory basis, on the Say-On-Pay matters (the “Frequency of Say-On-Pay” vote). In response, 82.96% of the votes cast approved holding an advisory vote on Say-On-Pay every three years. Based on the stockholder vote and after carefully considering that in the last six years TTEC stockholders approved our executive compensation by an average margin of greater than 95%, the Board of Directors decided to hold the advisory vote on executive compensation every three years. The next advisory vote on executive compensation will be presented for stockholders’ consideration as part of the 2020 Proxy Statement and will occur at the 2020 Annual Meeting of Stockholders. The stockholders will have their next opportunity to consider how often they wish to vote on matters involving executive compensation as part of 2023 Annual Meeting of Stockholders.

EXECUTIVE LEADERSHIP TEAM COMPENSATION APPROACH AND STRUCTURE

Our Approach to Executive Leadership Compensation

We structure our executive compensation to attract and retain executive talent who can maximize our performance results. Our compensation program is designed to motivate our executive leadership team to remain focused on delivering superior performance that creates long-term investor value. Our executive compensation program also places significant weight on how our leaders align their conduct with TTEC’s vision, mission, and values, as they achieve their personal goals and the Company’s performance goals.

Our Compensation Practices Include:

Pay for Performance. We encourage a results-oriented culture through pay-for-performance compensation, and annually review executive compensation against Company’s overall performance and its annual goals.

Competitive Compensation Targets. We target executive base compensation at the median of our peer group, and the “at risk” variable compensation opportunities between the 50th and 75th percentile of compensation offered by our competitors.

Rigorous Performance Metrics. The Compensation Committee annually reviews and re-sets executive performance targets to assure that they appropriately reflect the goals of the business and are challenging, but achievable.

Stockholder Alignment. Through our compensation practices, we align the interests of our Named Executive Officers, other executive officers and our stockholders to maximize long-term performance goals of the Company.

Affordability of Rewards. We ensure that our rewards are affordable by aligning them to the Company’s results of operation as they compare to our annual business plan.

Significant “at risk” Component. We structure our compensation programs with a significant portion that is variable and “at risk” to ensure that the actual compensation realized by Named Executive Officers directly and demonstrably links to individual and Company-wide performance.

Share Ownership Guidelines. Our Chief Executive Officer and Chief Financial Officer are expected to hold TTEC equity in the amount of at least 3 times their base compensation; while other members of the executive leadership team, including all Named Executive Officers, are expected to hold equity equal to 2.5 and 1.5 times their base compensation.

Restrictive Covenants. Members of our executive leadership team are subject to market appropriate restrictive covenants, effective on separation from TTEC. These restrictive covenants include non-competition, client and employee non-solicitation, and customary non-disclosure obligations.

Individual Accountability. Our compensation program is designed to ensure that our Named Executive Officers remain focused on individual operational and financial goals to build the foundation for our long-term success.

Review of Compensation Peer Group. Our Compensation Committee reviews our executive compensation program against our peer group annually and adjusts, when necessary, to make sure that it remains relevant and appropriate.

Executive Leadership Team Compensation Structure

To achieve its overarching objectives, our executive compensation program consists of the following three principle elements:

Compensation Element	Characteristics	Purpose	Philosophy
Base salary	Fixed annual compensation that provides a competitive level of base compensation.	Compensate senior executives for their level of experience and responsibility.	We believe base salary should be competitive, and we target it at the 50th percentile of our peer group.
Annual performance-based cash incentive awards	Variable annual cash compensation opportunity funded based on objective Company performance targets (operating income) and paid based on subjective measures of individual performance.	Motivate and reward senior executives for performance against short-term Company goals.	We believe in providing appropriate incentive to drive the Company’s short-term financial and operational objectives. This incentive opportunity is targeted at the 50th percentile of our peer group.
Equity awards

Variable equity compensation granted annually, usually, in the form of restricted stock units (RSUs), or stock options or performance-based award opportunities as deemed appropriate. While the awards are based on the individual performance and the Company’s performance in the year granted, the incentive links directly to the Company’s performance over time, as equity vests.

Motivate and retain senior executives during the multi-year vesting period and focus them on longer term performance objectives by aligning their interests with those of our stockholders through the vesting period.

We believe that equity grants that vest over multiple years encourage the executive management team to focus on the long-term stock value appreciation. The incentive provides a market competitive equity grant targeted between the 50th and 75th percentile of our peer group.

In addition to these primary components of compensation, our senior executives are also eligible to participate in our general health and welfare programs, 401(k) plan, life insurance program, and other employee benefit programs. Although to be competitive, we pay as perquisites all or a portion of certain Named Executive Officers’ healthcare premiums, we believe that perquisites should be limited in scope and value, and, historically, they have not constituted a significant portion of executive compensation.

OVERSIGHT OF OUR EXECUTIVE COMPENSATION PROGRAM

Role of the Compensation Committee

Our Compensation Committee determines all compensation for members of our executive leadership team, including our Named Executive Officers, on an annual basis. In doing so, the Compensation Committee:

•        Evaluates the compensation received during the year by each executive, and considers the Company’s performance, the individual performance of each executive and his/her skills, experience, and responsibilities to determine if any change in the executive’s compensation is appropriate.

•        Reviews with the Chief Executive Officer the performance of the other Named Executive Officers.

•        Reviews peer group data and the advice of the compensation consultant as a measure of the competitive market for executive talent in our industry.

•        Considers the executive’s contribution to the Company’s overall operating effectiveness, strategic success, and profitability, and considers the quality of the executive’s decision-making.

•             Considers the executive’s role in developing and maintaining key client relationships.

•             Considers the Company’s financial results for the year and how the executive contributed to these results but does not adhere to strict formulas to determine the mix of base salary, equity grants and cash incentives.

•             Evaluates the level of responsibility, scope and complexity of such executive’s position relative to other Company executives.

•             Determines the composition and amount of compensation for each Named Executive Officer and uses its subjective judgment in determining the amount of each compensation element in order to retain and motivate current executives.

•             Assesses the executive’s leadership growth and management development over the past year.

The Compensation Committee utilizes these subjective factors because it believes they are critical to increasing stockholder value. These factors are not quantified or weighted for importance; and the Compensation Committee’s use of these factors is tied directly to the individual role and the responsibilities of each executive officer. For example, greater weight may be given to the role of developing and maintaining key client relationships for the Chief Revenue Officer due to her responsibilities for overseeing sales operations, while greater weight will be given to contribution to our overall operating effectiveness, strategic success and profitability, and completion of strategic projects, among other factors, for the Chief Financial Officer, given her responsibilities relating to our financial performance and growth.

Funding for performance-based cash incentives and our equity grants are based on objective Company performance targets set at the beginning of each year. As a result, there is uncertainty with respect to the achievement of these funding targets at the time they are set. The Compensation Committee has the authority to modify the funding for these variable incentives, in its sole discretion, when material changes in the business warrant it.

Our ability to achieve the funding target is heavily dependent not only on factors within our control, but also on current economic conditions, foreign exchange rate movements, weather events, and other performance variables outside of our control. In measuring our performance against pre-determined performance targets, the Compensation Committee may make (and over the years has made) adjustments to these targets for items outside of the executive leadership team’s control.

In addition to its discretion with respect to the performance-based cash incentives and equity grants, during those years in which our actual performance resulted in a lower than anticipated level of funding for the variable incentives, the Compensation Committee may from time to time determine that funding should be provided outside of the objective Company performance criteria to fund discretionary bonuses and equity awards to retain or to reward executive officers for their exceptional individual contribution (measured on a subjective basis). Although the Compensation Committee has this discretion, it utilizes it infrequently to maintain the integrity of the Company’s compensation structure and philosophy.

How We Use Compensation Consultants

From time to time, and as needed, the Compensation Committee retains services of compensation consultants, law firms, and other professional advisors to act as independent advisors to the Compensation Committee. In selecting its consultants, the Compensation Committee takes measures to assure that no member of our Board or any Named Executive Officer has any affiliations with such consultants. The Compensation Committee requires that all of its consultants provide it with annual certification of their independence.

In 2018, the Compensation Committee utilized the services of Compensia, Inc., an executive compensation consulting firm (Compensia). The Committee did not use services of other advisors in 2018, but they were available to the Committee as directed by the Committee chair.

Compensia

At least every other year, Compensia provides the Compensation Committee with independent compensation advice on various aspects of executive compensation, including:

• A periodic review of our compensation practices, trends and philosophy;	• A review of our equity award and cash incentive programs;

• A competitive assessment of our executive compensation levels and pay-for-performance linkage;	• A review of our compensation practices compared to peer group companies and current trends related to executive employment agreements; and

• An analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group;	• Assistance in developing recommendations for compensation for our executive officers, including our Named Executive Officers.

Compensia takes its direction solely from, and provides reports to, the Compensation Committee, or to members of our in-house human capital department at the direction and on behalf of the Compensation Committee. All costs of Compensia’s services are paid by the Company at the direction of the Compensation Committee chair. Although Compensia provides recommendations on the structure of our compensation programs, Compensia does not determine the amount or form of compensation for any of our Named Executive Officers. From time to time, Compensia also provides advice to the Company, with knowledge and consent of the Compensation Committee.

In those years when Compensia is not utilized by the Compensation Committee of our Board, similar compensation analysis is performed by members of our in-house human capital department who have special expertise in executive compensation.

How We Use Peer Group, Survey, and Benchmark Data

Each year, the Compensation Committee reviews the competitiveness of our compensation program against our peer group and market benchmarks. For 2018, the Compensation Committee reviewed, with input from Management, the then current peer group and determined this group of companies was still relevant for 2018. The peer group for 2018 included:

• LiveRamp Holdings, Inc. (fka Acxiom Corporation)	• FTI Consulting, Inc.
• CSG Systems International, Inc.	• Genpact Limited
• ExlService Holdings, Inc.	• Sykes Enterprises, Incorporated
• Fair Isaac Corporation

The Compensation Committee selected this peer group because the companies in the group are in the same or similar industries, compete with us for executive talent, follow similar compensation models and are of a similar size. The Compensation Committee reviewed the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing market and to confirm proper levels of compensation for our Named Executive Officers.

This peer group data for executive officers performing the same or similar roles is one factor the Compensation Committee uses in establishing Named Executive Officer base salaries (which, in 2018, the Compensation Committee targeted at the 50th percentile of the peer group), and performance-based cash incentive and equity grants (which, in 2018, the Compensation Committee targeted between the 50th and 75th percentile of the peer group), and in otherwise determining the overall mix of equity grants, cash incentives and base salaries for executive compensation. The Compensation Committee does not adhere to strict formulas, benchmarking in its review of this peer group data to determine the mix of our executive’s compensation elements. The peer group data is instructive but it is neither binding nor a dispositive factor in how the Compensation Committee’s makes its compensation decisions for the Company.

CEO COMPENSATION

Mr. Tuchman, our Chief Executive Officer, beneficially owns approximately 68.1 percent of the Company. His interest in the Company’s performance, therefore, is very closely and personally aligned with that of our other stockholders. At Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 for 2018. Mr. Tuchman’s salary has remained at this level since 2012. Under Mr. Tuchman’s employment agreement, he does not participate in our variable compensation plans. Accordingly, the Compensation Committee did not award any cash incentives or equity grants.

2018 BASE SALARY COMPENSATION FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee analyzed benchmarks for competitive base salaries using the peer group as described above, targeting the 50th percentile overall as the guide for the executive leadership team’s base salaries. Based on these benchmarks, in 2018, the Compensation Committee approved base salary increases for Mr. DeGhetto and Ms. Paolillo from $400,00 to $425,000.

In January 2019 the Compensation Committee approved a base salary increase for Mr. Pollema to reflect a change in responsibility associated with his new role as Executive Vice President, TTEC Digital. The Committee determined that the base salaries for other Named Executive Officers were in line with targets, with the exception of Mr. Tuchman’s base salary, which has been set at $1 based on Mr. Tuchman’s request. Base salaries for our Named Executive Officers during 2017, 2018 and as of this filing for 2019 have been as follows:

Executive	Base Salary			Considerations for Base Salary Determination
	2019	2018	2017
Kenneth D. Tuchman	$ 1	$ 1	$ 1	At Mr. Tuchman’s request, his annual salary is $1.
Martin F. DeGhetto	$425,000	$425,000	$400,000	Based on the role, scope of responsibilities, and market benchmarks.
Judi A. Hand	$400,000	$400,000	$350,000	Based on the role, scope of responsibilities, and market benchmarks for the senior executive in charge of sales.
Regina M. Paolillo	$425,000	$425,000	$375,000	Based on complexity of the role and market benchmarks.
Steven C. Pollema	$350,000	$309,000	$309,000	Based on change in scope of responsibilities, and market benchmarks.

2018 PERFORMANCE-BASED CASH INCENTIVE AWARD

Performance-Based Cash Incentives Funding Criteria

The Compensation Committee of the Board resets the variable cash incentive award funding targets at the beginning of each year. In 2018, the Compensation Committee selected operating income targets in setting our variable incentive funding because this target was consistent with the Company’s long-term growth objectives and aligned the interests of management with the interests of our stockholders. As part of its compensation philosophy, the Compensation Committee sets reasonable stretch targets that are difficult to achieve, but which it believes are achievable.

Performance-Based Cash Award Funding and Operating Income Results for 2017 Performance

With respect to cash incentives paid in 2017 and 2018 related to 2017 performance, the Compensation Committee approved the award of $1.4 million to the Named Executive Officers, based on their performance against the 2017 operating income targets, as adjusted. These bonuses consisted of $0.6 million paid at mid-year 2017 and $0.8 million paid in the first quarter of 2018 for 2017 performance. Achievement at the 100 percent of operating income targets for 2017 would have resulted in the funding of the cash incentives for Named Executive Officers at $1.4 million. The failure to achieve minimum operating income targets in 2017 would have resulted in zero funding of the cash incentives for performance in 2017.

The adjustments that the Compensation Committee made to 2017 results of operations for purposes of determining 2017 cash incentive awards were due to foreign exchange fluctuations, which accounted for variance between FX rates used to set 2017 targets and the actual 2017 FX rates, an adjustment related to restructuring, integration and impairment charges as well as acts of god (weather and natural disasters). The Compensation Committee determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The adjusted 2017 operating income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2017 Target	2017 Performance	Adjusted 2017 Performance	Total Performance-Based Cash Award Funding for 2017 Performance
Operating Income	$138.2 million	$135.0 million [1]	$135.0 million [1]	$12.7 million

1  While 2017 Performance Results and Adjusted Performance Results appear the same in the table above, with TTEC Compensation Committee’s approval, the company did adjust its results for purposes of incentive calculation by $1.271 million for FX impact and $1.253 million for impact from storms, which on a rounded basis yielded a neutral outcome.

Performance-Based Cash Award Funding and Operating Income Results for 2018 Performance

With respect to cash incentives paid in 2018 and 2019 related to 2018 performance, the Compensation Committee of our Board approved the funding of $4.2 million based on performance results against the 2018 operating income targets as reflected in the table below. The bonus pool funding of $4.2 million represents approximately 25 percent of the total bonus opportunity of $16.5 million, which would have been available if we achieved 100 percent of the annual operating income targets. Further, the Committee approved the allocation of the $4.2 million bonus pool only to those eligible employees who are affiliated with the business segments that met or exceeded their 2018 annual operating income targets, such as Customer Technology Services, Customer Consulting Services and Customer Growth Services business segments and only proportionately to each segment’s achieve its targets.

With respect to cash incentives paid to the Named Executive Officers, the Compensation Committee approved $200,000 only, again to be allocated only to those Named Executive Officers who are directly affiliated with the business segments that achieved its targets. Achievement at 100 percent of the 2018 operating income targets, would have resulted in the funding of $1.54 million for the Named Executive Officers. The paid incentives of $200,000 consisted of bonuses paid in September 2018 of $64,500 and $135,500 paid in the first quarter of 2019 for 2018 performance.

For purposes of determining the cash incentive funding for 2018 performance, the Compensation Committee made adjustments to 2018 results of operations due to foreign exchange fluctuations, which accounts for variance between FX rates used to set 2018 targets and the actual 2018 FX rates, and certain integration and impairment charges. The Compensation Committee determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The adjusted 2018 operating income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2018 Target	2018 Performance	Adjusted 2018 Performance	Total Performance-Based Cash Award Funding for 2018 Performance
Operating Income	$124.4 million	$110.3 million	$111.7 million	$4.2 million

Individual Performance Targets and Awards for Performance-Based Cash Incentives

If and when any cash incentives are available, based on the overall performance of the Company, how the funds are allocated to each Named Executive Officer is determined by the Compensation Committee, at its discretion, based on the recommendation of the Chief Executive Officer, and based on the Compensation Committee’s view of the executive’s contribution to the execution of the Company’s strategic priorities as set forth below:

Strategic Priorities	Performance Objectives

•        Execute against our go to market strategy

•        Maintain our market share in our key markets, with our key clients, in our offerings

•        Deliver innovative solutions in emerging digital CX technology and services

•        Optimize how we do business (people, technology and facilities)

•        Attract and retain the best CX talent

•      Sign new business and grow revenue

•      Improved year-over-year operating income and free cash flow

•      Increase client satisfaction and retention

•      Increase employee satisfaction and retention

•      Improve overhead efficiency

There is no formulaic tie between the Company’s financial results and the amount of the cash incentives payable to individual executives under the variable cash incentive plan, once the minimum target levels of financial performance necessary to fund the plan, as determined by the Compensation Committee, are achieved by the Company.

Our cash incentives provide for the adjustment or recovery of amounts paid to a Named Executive Officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller award.

Cash Incentives Paid in 2017 and 2018 With Respect to 2017 Performance

In 2017 and 2018, the Compensation Committee awarded cash incentives to the Named Executive Officers for 2017 performance as follows:

Named Executive Officer	Target Cash Incentives % Base Salary	Cash Incentives Paid in 2017 for 2017 Performance	Cash Incentives Paid in 2018 for 2017 Performance	Total Incentive Paid for 2017 Performance	Basis for Cash Incentive Award
	Target	Actual	Actual
Kenneth D. Tuchman	0% [1]	–	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program
Martin F. DeGhetto	Up to 200% [2]	$170,000	$198,836	$368,836	Based on Mr. DeGhetto’s contribution to TTEC’s overall performance in 2017.
Judi A. Hand	Up to 200% [2]	$155,000	$220,358	$375,358	Based on Ms. Hand’s contribution to TTEC’s overall performance, including year over year increase in bookings.
Regina M. Paolillo	Up to 200% [2]	$170,000	$242,042	$412,042	Based on Ms. Paolillo’s contribution to TTEC, including significant contribution to strategy execution.
Steven C. Pollema	100%	$120,000	$109,280	$229,280	Based on Mr. Pollema’s contribution to TTEC’s overall performance in 2017.

1        As noted elsewhere in these Proxy materials, Mr. Tuchman does not participate in this program.

2        Performance at target allows executives to earn 100% of Base Salary in annual cash incentive; ability to earn up to 200% would be based on performance materially in excess of targets.

Cash Incentives Paid in 2018 and 2019 With Respect to 2018 Performance

In 2018 and 2019, the Compensation Committee awarded cash incentives to only one Named Executive Officer, Steven Pollema, for contributions that Consumer Technology Services (CTS) business segment that he is responsible for made to 2018 performance by exceeding its operating income target. The Compensation Committee did not award cash incentives to other Named Executive Officers as financial targets that they were responsible for were not achieved.

Named Executive Officer	Target Cash Incentives % Base Salary	Cash Incentives Paid in 2018 for 2018 Performance	Cash Incentives Paid in 2019 for 2018 Performance	Total Incentive Paid for 2018 Performance	Basis for Cash Incentive Award
	Target	Actual	Actual
Kenneth D. Tuchman	0% [1]	–	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program
Martin F. DeGhetto	Up to 100%	$0	$0	$0	N/A
Judi A. Hand	Up to 100%	$0	$0	$0	N/A
Regina M. Paolillo	Up to 100%	$0	$0	$0	N/A
Steven C. Pollema	Up to 100%	$64,900	$135,100	$200,000	Based on Mr. Pollema’s contribution to TTEC’s performance in 2018.

1        As noted elsewhere in these Proxy materials, Mr. Tuchman does not participate in this program.

2018 Equity Grants

In 2018, the Compensation Committee considered - annual equity awards aligned to the Company’s 2017 performance, peer company benchmarks and each individual Named Executive Officer’s performance. Based on this review, the Compensation Committee determined to make restricted stock unit (RSU) grants to our Named Executive Officers. The primary characteristics of the RSUs being granted were:

•        Annual RSU grants vest in four-year increments with 25 percent of the award vesting on each of the award anniversary dates.

•        Executive officers must remain employed by the Company through the vesting date for each portion of the grant to vest.

•        The awards are structured to have a strong retention value and align executives’ interests to stockholders’ interests over a longer term.

•        RSUs provide a long-term incentive to balance shorter-term incentives provided by cash awards and base salaries.

•        Vesting of RSUs may be affected by a change of control, as discussed below under “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

The Compensation Committee made annual RSU grants to Mr. DeGhetto, Ms. Hand, Ms. Paolillo and Mr. Pollema as stated in the table below. The grants vest in four equal installments on each anniversary date of the grant through 2022, subject to continued employment with the Company.

The Compensation Committee also approved a one-time variable compensation plan in 2017 which was aligned to the over achievement of certain EBITDA targets. The plan was designed to provide equity awards to our senior executives and cash bonuses to certain other employees that contributed to over achievement of EBITDA for performance year 2017. The equity awards were structured to be issued in 2018 with RSUs vesting at the time of the grant.

With respect to the funding based on 2017 performance and awards issued in 2018, the Compensation Committee approved $140.6 thousand to our Named Executive Officers. For purposes of determining the funding, the Compensation Committee considered adjustments related to foreign exchange fluctuations, which accounts for variance between FX rates used to set 2017 targets and the actual 2017 FX rates, an adjustment related to restructuring, integration, and impairment charges as well as well as Acts of God (weather and natural disasters). The Compensation Committee determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The adjusted 2017 EBITDA results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2017 Target	2017 Performance	Adjusted 2017 Performance	Total 2018 Performance-Based Cash Award Funding for 2017 Performance
EBITDA	$208.5 million	$186.3 million	$185.8 million	$665.4 thousand

Named Executive Officer	FMV 2018 RSU Grant	2018 RSU Grant	Considerations for 2018 Determination
Kenneth D. Tuchman	$0	0 Shares	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Martin F. DeGhetto	$ 626,747	16,985 Shares	Mr. DeGhetto’s annual equity grant made in 2018 is based on contribution and execution of the goals established by the Board for performance year 2017.
	$ 42,804	1,230 Shares	The March 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Judi A. Hand	$ 629,293	17,054 Shares	Ms. Hand’s annual equity grant made in 2018 is based on contribution and execution of the goals established by the Board for performance year 2017.
	$ 37,445	1,076 Shares	The March 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Regina M. Paolillo	$ 643,979	17,452 Shares	Ms. Paolillo’s annual equity grant made in 2018 is based on contribution and execution of the goals established by the Board for performance year 2017.
	$ 42,804	1,230 Shares	The March 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Steven C. Pollema	$ 399,996	10,840 Shares	Mr. Pollema’s annual equity grant made in 2018 is based on contribution and execution of established goals for performance year 2017.
	$ 17,539	504 Shares	The March 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.

Annual grants for 2019 related to performance year 2018 for both Company and personal performance, have not yet been determined for the Named Executive Officers.

Employment Agreements

From time to time, we have entered into employment agreements with senior executive officers, including five of our Named Executive Officers: Messrs. Tuchman, DeGhetto, Pollema and Mses. Paolillo and Hand. As a matter of policy, the Company does not enter into employment agreements, except in circumstance when required to do so by law or in special circumstances when management believes that such agreements are necessary to attract an executive or retain an executive in highly competitive market conditions. The Compensation Committee reviews, but is not required to approve, employment agreements with senior executive officers, except our Chief Executive Officer and Chief Financial Officer. The primary terms of our employment arrangement with Named Executive Officers are summarized below.

Tuchman Agreement

•       TTEC entered into an employment agreement with Mr. Tuchman in 2001.

•       Base Salary and Incentives. Pursuant to the terms of the agreement, Mr. Tuchman is entitled to base salary, annual cash, and equity incentives. But beginning in 2012, Mr. Tuchman requested that the Compensation Committee limit his base compensation to $1 and awarded him no annual cash or equity incentives.

•       Benefits. Mr. Tuchman and members of his family are entitled to participate in all TTEC employee benefits at the Company’s expense.

•       Life Insurance. The Company agreed to provide Mr. Tuchman with $4,000,000 term life insurance policy, premiums fully paid by the Company. The policy and its proceeds are owned by Mr. Tuchman and may continue post termination of employment, subject to Mr. Tuchman paying all the premiums.

•       Severance. Subject to customary releases, Mr. Tuchman is entitled to severance in the amount of 24 months of base pay, if he is terminated without cause or terminates his employment for “good reason”.

•       Change in Control Provisions. The employment agreement includes change in control provisions that result in accelerated vesting of all unvested equity awarded to Mr. Tuchman, subject to certain conditions that have been superseded by change in control provisions of specific equity grant documents (see, “Executive Compensation Tables - Potential Payments upon Termination or Change in Control” section of the Proxy Statement).

•       Non-Disparagement. The agreement provides that on separation of affiliation, whatever the reason, TTEC will refrain from any comments regarding Mr. Tuchman and his affiliation with TTEC. A breach of this provision provides for a $200,000 liquidated damages payment. Mr. Tuchman is similarly precluded from making disparaging comments about the Company.

Paolillo Agreement

•       TTEC entered into an amended and restated employment agreement with Ms. Paolillo in 2018, to replace her prior 2011 employment arrangement.

•       Base Salary. Pursuant to the terms of the agreement, Ms. Paolillo is entitled to receive base salary of $425,000 amended from time to time at the Company’s discretion.

•       Annual Cash Incentives. Ms. Paolillo is eligible to participate in the Company’s annual variable incentive plan up to 100 percent of Base Salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Mr. Paolillo’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and her individual performance.

•       Equity Grants. Eligible to participate in the Company’s annual equity grant with an opportunity of up to $1,000,000. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of TTEC”s enterprise services organization for which Ms. Paolillo is responsible, and her individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Ms. Paolillo is entitled to participate in all customary benefits; provided however that the Company will pay for $4,000,000 of life insurance for the duration of her employment with the Company.

•       Severance. Subject to customary releases, Ms. Paolillo is entitled to severance in the amount of eighteen (18) months of Base Salary and twelve (12) months benefits continuation, if she is terminated without cause.

•       Change in Control Provision. The agreement provides for change in control benefit equal to 2.5x of her Base Salary, twelve (12) months of continuation of benefits, provided the executive is terminated without cause during three (3) months prior to and twenty-four (24) months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination.

DeGhetto Agreement

•       TTEC entered into an amended and restated employment agreement with Mr. DeGhetto in 2018, to replace his prior 2016 employment arrangement.

•       Base Salary. Mr. DeGhetto is entitled to receive a base salary of $425,000 amended from time to time at the Company’s discretion.

•       Annual Cash Incentives. Mr. DeGhetto is eligible to participate in the Company’s annual variable incentive plan with an opportunity of up to $425,000. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Mr. DeGhetto’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business, the results of operations for business segments he oversees, and his individual performance.

•       Equity Grants. Eligible to participate in the Company’s annual equity grant with an opportunity of up to $1,000,000. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the business unit for which Mr. DeGhetto is responsible, and his individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Mr. DeGhetto is entitled to participate in all customary benefits. In addition, Mr. DeGhetto is also eligible to participate in the Company’s annual executive physical program and the Company will pay premiums on his $4,000,000 life insurance policy.

•       Severance. Subject to customary releases, Mr. DeGhetto is entitled to severance in the amount of eighteen (18) months of Base Salary and twelve (12) months benefit continuation, if he is terminated without cause.

•       Change in Control Provision. The agreement provides for change in control benefit equal to 2.5x of his Base Salary, twelve (12) months of continuation of benefits, provided the executive is terminated without cause during three (3) months prior to and twenty-four (24) months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination.

Hand Agreement

•       TTEC entered into an amended and restated employment agreement with Ms. Hand in 2018, to replace her prior employment arrangement from 2016.

•       Base Salary. Ms. Hand is entitled to receive a base salary of $400,000 amended from time to time at the Company’s discretion.

•       Annual Cash Incentives. Ms. Hand is eligible to participate in the Company’s annual variable incentive plan with an opportunity up to $400,000. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Ms. Hand’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business, sales performance and her individual performance.

•       Equity Grants. Ms. Hand is eligible to participate in the Company’s annual equity grant with an opportunity of up to $800,000. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the business function for which Ms. Hand is responsible, and Ms. Hand’s individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Ms. Hand is entitled to participate in all customary benefits. In addition, Ms. Hand is also eligible to participate in the Company’s annual executive physical program and the Company will pay premiums on her $4,000,000 life insurance policy.

•       Severance. Subject to customary releases, Ms. Hand is entitled to severance in the amount of eighteen (18) months of Base Salary and twelve (12) months benefit continuation, if she is terminated without cause.

•       Change in Control Provision. The agreement provides for change in control benefit equal to 2.5x of her Base Salary, twelve (12) months of continuation of benefits, provided the executive is terminated without cause during three (3) months prior to and twenty-four (24) months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination.

Pollema Agreement

•       TTEC entered into an amended and restated employment agreement with Mr. Pollema in 2019, to replace his prior employment arrangement.

•       Base Salary. Mr. Pollema is entitled to receive a base salary of $350,000 amended from time to time at the Company’s discretion.

•       Annual Cash Incentives. Mr. Pollema is eligible to participate in the Company’s annual variable incentive plan with an opportunity up to $350,000. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Mr. Pollema’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business, the operations performance of the segment for which his responsible, and his individual performance.

•       Equity Grants. Mr. Pollema is eligible to participate in the Company’s annual equity grant with an opportunity up to $525,000. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the business unit for which Mr. Pollema is responsible, and his individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Mr. Pollema is entitled to participate in all customary benefits, including miscellaneous benefits applicable to the Company’s management employees.

•       Severance. Subject to customary releases, Mr. Pollema is entitled to severance in the amount of fifteen (15) months of Base Salary and twelve (12) months benefits continuation, if he is terminated without cause.

•       Change in Control Provision. The agreement provides for change in control benefit equal to 1.5x of his Base Salary, twelve (12) months of continuation of benefits, provided the executive is terminated without cause during three (3) months prior to and fifteen (15) months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination.

Provisions in our Named Executive Officers’ employment agreements relating to severance, termination and change in control are discussed in greater detail in the section below entitled “Executive Compensation Tables - Potential Payments Upon Termination or Change in Control.”

COMPENSATION RISK ASSESSMENT

As discussed above under the heading “Board Risk Management” we conduct an annual assessment of our compensation policies and practices for all employees. We review and discuss the results of this assessment with the Compensation Committee. Based upon this assessment, review and discussion, we believe that our compensation policies and practices do not create unreasonable risk to the business.

TAX CONSIDERATIONS

Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A of the Code. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause any nonqualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, Section 409A. We did so because we provide certain executives, including our Named Executive Officers, with the opportunity to contribute up to 75 percent of their salaries or cash incentives to a deferred compensation plan. We do not provide deferred compensation to the Named Executive Officers in excess of their individual contributions.

ACCOUNTING CONSIDERATIONS

The Compensation Committee also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and cash incentives as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2018

The following table sets forth the compensation for the services in all capacities to us and our subsidiary companies for the years ended December 31, 2018, 2017, and 2016 of our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) [1]	Stock Awards ($) [2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [4]	All Other Compensation ($) [5]	Total ($)

Kenneth D. Tuchman (Chief Executive Officer)	2018	1	–	–	–	–	–	70,330	70,331
	2017	1	–	–	–	–	364,217	76,857	441,075
	2016	1	–	–	–	–	155,220	59,859	215,080

Martin F. DeGhetto (Executive Vice President, Customer Growth, and Customer Management Services)	2018	416,346	–	669,551	–	198,836	–	33,856	1,318,589
	2017	400,000	–	999,992	–	170,000	3,709	43,211	1,616,912
	2016	400,000	–	999,980	–	221,500	804	39,024	1,661,308

Judi A. Hand (Executive Vice President, Chief Revenue Officer)	2018	400,000	–	666,738	–	220,358	–	31,878	1,318,974
	2017	400,000	–	999,992	–	155,000	–	27,817	1,582,809
	2016	375,000	–	999,980	–	325,000	–	32,557	1,732,537

Regina M. Paolillo (Executive Vice President, Chief Administrative and Financial Officer)	2018	416,346	400,000	686,783	–	242,042	–	15,810	1,760,981
	2017	400,000	–	999,992	–	170,000	607,731	15,456	2,193,179
	2016	400,000	–	–	–	221,500	197,555	15,305	834,360

Steven C. Pollema (Executive Vice President, TTEC Digital - Customer Consulting and Customer Technology Services)	2018	309,000	–	417,535	–	174,180	–	7,496	908,211
	2017	304,154	–	749,994	–	120,000	42,118	8,874	1,225,140
	2016	300,000	–	309,891	–	300,000	3,994	10,701	924,586

1        Amounts are discretionary cash bonus payments and sign-on bonus payments outside of the discretionary performance-based cash incentive awards that are not subject to pre-established and communicated performance measures

2        Amounts were calculated pursuant the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted and assume with regard to performance vesting RSUs, if any, achievement of the maximum performance targets.

3        Amounts are semi-annual discretionary performance-based cash incentive award payments that are awarded based upon the Compensation Committee’s subjective assessment of each Named Executive Officer’s performance under pre-established and communicated performance measures (specifically, the success factors described above in the section entitled “Compensation Discussion and Analysis” under the headings “Executive Leadership Team Compensation Approach and Structure” and “2018 Performance-Based Cash Incentive Award – Strategic Priorities and Performance Objectives”) and semi-annual payments were paid during the third quarter of 2018 based on 2018’s mid-year performance.

4        Amounts are summarized below in the section entitled “Nonqualified Deferred Compensation Table.” Pursuant to Instruction 3 to Item 402(c)(viii) of Regulation S-K, negative amounts are disclosed in the Nonqualified Deferred Compensation table are excluded from the Summary Compensation Table.

5        Amounts are summarized below under the heading “All Other Compensation Table.”

The Summary Compensation Table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2018, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2018. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) [1]	Registrant Contributions in Last Fiscal Year ($) [2]	Aggregate Earnings or Losses in Last Fiscal Year ($) [3]	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [4]
Kenneth D. Tuchman	–	–	(88,155)	–	2,426,762
Martin F. DeGhetto	9,780	536	(2,178)	–	34,642
Judi A. Hand	–	–	–	–	–
Regina M. Paolillo	687,465	771	(193,019)	–	3,930,933
Steven C. Pollema	42,771	566	(4,369)	–	222,153

1      Amounts set forth in this column are included in “Salary,” “Bonus” and/or “Non-Equity Incentive Plan” compensation columns of the Summary Compensation Table above for the Named Executive Officers.

2      Amount reflected is a contribution made on behalf of the Company due to a refund associated with the employer match that was forfeited in the 401(k).

3      Amounts set forth in this column are included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column but are not included in the Summary Compensation Table above for the Named Executive Officers.

4      Amounts set forth in this column were reported as compensation to the Named Executive Officers in the Summary Compensation Table for 2018 and previous years.

All Other Compensation Table

The following table describes the perquisites and other compensation received by the Named Executive Officers during 2018:

Perquisite	Mr. Tuchman	Mr. DeGhetto	Ms. Hand	Ms. Paolillo	Mr. Pollema
Use of Aircraft	9,842	–	–	–	–
Automobile	33,952	–	–	–	–
Executive Health/Dental/Vision Premiums	25,762	25,762	25,808	7,043	–
Group Term/Executive Life Premiums	774	1,188	774	1,188	774
Deferred Death Benefit	–	–	–	–	–
401(k) Plan Matching Contributions	–	6,906	5,296	7,579	6,722
Total	70,330	33,856	31,878	15,810	7,496

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards reported in this “Grants of Plan-Based Awards” table refers to discretionary performance-based cash incentive award payments. The material terms of these incentive awards are described in the section entitled “Compensation Discussion and Analysis.” The following table sets forth information about the discretionary performance-based cash incentive awards or discretionary cash bonuses for the Named Executive Officers in 2018 and the RSU stock awards to each Named Executive Officer during 2018:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock Or Units (#) [2]	Underlying Options (#)	of Option Awards ($/Sh)	and Option Awards ($) [3]
Kenneth D. Tuchman	–	–	–	–	–	–	–	–	–	–	–
Martin F. DeGhetto	3/14/2018	0	425,000	–	–	–	–	1,230	–	34.80	42,804
	6/15/2018	–	–	–	–	–	–	16,985	–	36.90	626,747
Judi A. Hand	3/14/2018	0	400,000	–	–	–	–	1,076	–	34.80	37,445
	6/15/2018	–	–	–	–	–	–	17,054	–	36.90	629,293
Regina M. Paolillo	3/14/2018	0	425,000	–	–	–	–	1,230	–	34.80	42,804
	6/15/2018	–	–	–	–	–	–	17,452	–	36.90	643,979
Steven C. Pollema	3/14/2018	0	309,000	–	–	–	–	504	–	34.80	17,539
	6/15/2018	–	–	–	–	–	–	10,840	–	36.90	399,996

1      Amounts set forth in this column reflect the target bonus opportunity under our 2018 performance-based cash award plan. For financial performance above target, the Compensation Committee has discretion to adjust the award amount to reflect the financial overperformance. Mr. Tuchman has elected not to participate in prior year discretionary performance-based cash incentive awards and he again elected not to receive such awards for 2018. However, on December 31, 2018, Mr. Tuchman was still eligible to receive payments for such awards.

2      Amounts set forth in this column represent the number of shares underlying time-in-service-based RSU awards. For the March 14, 2018 grant, amount set forth in this column represents the number of shares underlying performance-based RSU awards.

3      Amounts set forth in this column represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted.

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2018, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Kenneth D. Tuchman	–	–	–	–	–	–	–	–	–
Martin F. DeGhetto	07/01/2015	–	–	–	–	6,924 [2]	197,819	–	–
	07/21/2016	–	–	–	–	17,397 [3]	497,032	–	–
	03/29/2017	–	–	–	–	25,773 [4]	736,335	–	–
	06/15/2018	–	–	–	–	16,985 [5]	485,261	–	–
Judi A. Hand	07/01/2015	–	–	–	–	6,924 [2]	197,819	–	–
	07/21/2016	–	–	–	–	17,397 [3]	497,032	–	–
	03/29/2017	–	–	–	–	25,773 [4]	736,335	–	–
	06/15/2018	–	–	–	–	17,054 [5]	487,233	–	–
Regina M. Paolillo	02/20/2014	–	–	–	–	15,000 [6]	428,550	–	–
	07/01/2015	–	–	–	–	6,924 [2]	197,819	–	–
	03/29/2017	–	–	–	–	25,773 [4]	736,335	–	–
	06/15/2018	–	–	–	–	17,452 [5]	498,604	–	–
Steven C. Pollema	07/01/2015	–	–	–	–	2,770 [2]	79,139	–	–
	07/01/2016	–	–	–	–	5,726 [7]	163,592	–	–
	03/29/2017	–	–	–	–	19,330 [4]	552,258	–	–
	06/15/2018	–	–	–	–	10,840 [5]	309,699	–	–

1      The dollar amounts are determined by multiplying (i) the number of shares or units reported by (ii) $28.57 (the closing price of our common stock on December 31, 2018, the last trading day of 2018).

2      The unvested portion of this time-in-service-based RSU award is scheduled to vest on July 1, 2019, subject to continued employment.

3      The unvested portion of this time-in-service-based RSU award vests in two equal annual installments beginning on July 1, 2019 and on each anniversary thereafter, subject to continued employment.

4      The unvested portion of this time-in-service-based RSU award vests in three equal installments beginning on March 29, 2019 and on each anniversary thereafter, subject to continued employment.

5      The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on June 15, 2019 and on each anniversary thereafter, subject to continued employment.

6      The unvested portion of this time-in-service-based RSU award is scheduled to vest on February 20, 2019, subject to continued employment.

7      The unvested portion of this time-in-service-based RSU award is scheduled to vest on July 1, 2019, subject to continued employment.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2018, and on the vesting of RSUs held by Named Executive Officers during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
Kenneth D. Tuchman	–	–	–	–
Martin F. DeGhetto	–	–	36,916	1,231,180
Judi A. Hand	–	–	27,387	913,415
Regina M. Paolillo	–	–	34,732	1,187,223
Steven C. Pollema	–	–	17,027	567,407

1        The dollar amounts reflected above for value realized on stock awards’ vesting are determined by multiplying (i) the number of shares of common stock issued as a result of RSU vesting by (ii) the per-share price of our common stock as of market close on the date of vesting.

Potential Payments Upon Termination or Change in Control

The stock option and RSU agreements that the Named Executive Officers entered into prior and during 2018 have provisions for accelerated vesting, if there is a change in control of TTEC. For agreements entered into after 2018, accelerated vesting occurs only if Named Executives’ employment with the company is terminated without cause during three (3) months prior to a change in control event and from fifteen (15) to twenty-four (24) months after such change in control event, depending on the executive.

Named Executive Officers are also entitled to certain severance and continuation of benefits, if they are terminated without cause during the above stated change in control termination window. The amount of severance varies among Named Executive Officers and is disclosed as part of Employment Agreement disclosures in this Proxy statement.

Change in Control Defined

A “change in control” is defined as the occurrence of any one of the following events:

•     Business Combination. Any consolidation, merger, or other similar transaction (a) involving TTEC, if TTEC is not the continuing or surviving corporation, or (b) which contemplates that all or substantially all of the business and/or assets of TTEC will be controlled by another corporation;

•     Sale of Substantially All Assets. Any sale, lease, exchange or transfer (in one transaction or several related transactions) of all or substantially all of the assets of TTEC (a “disposition”); provided, however, that the foregoing shall not apply to any disposition to a corporation with respect to which, following such disposition, more than 51 percent of the combined voting power of the then outstanding voting securities of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51 percent of the then outstanding common stock and/or other voting securities of TTEC immediately prior to such disposition, in substantially the same proportion as their ownership immediately prior to such disposition;

•     Liquidation. Approval by the stockholders of TTEC of any plan or proposal for the liquidation or dissolution of TTEC, unless such plan or proposal is abandoned within 60 days following such approval;

•     Acquisition of 51% Interest. Acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51 percent or more of the outstanding shares of voting stock of TTEC; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided further, that the foregoing shall exclude any such acquisition (a) by any person made directly from TTEC, (b) made by TTEC or any subsidiary, or (c) made by an employee benefit plan (or related trust) sponsored or maintained by TTEC or any subsidiary; or

•     Control of the Board. If, during any period of 15 consecutive calendar months commencing at any time on or after the RSU or option grant date, those individuals (the “continuing directors”) who either (a) were directors of TTEC on the first day of each such 15-month period, or (b) subsequently became directors of TTEC and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the continuing directors then on TTEC’s Board of Directors, cease to constitute a majority of the Board of Directors of TTEC.

As of May 1, 2018, employment agreements with the Named Executive Officers and certain other senior executives were updated to allow for certain rights in the event of a termination without cause in connection with a change in control event.

The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to on December 31, 2018: (a) upon termination without cause or resignation for good cause; (b) upon termination for cause or voluntary resignation; (c) upon death; (d) upon disability; and (e) upon a change in control occurring on such date:

Change in Control Table

Name		Termination Without Cause or Resignation for Good Cause ($)	Termination for Cause or Voluntary Resignation ($)	Death ($)	Disability ($) [1]	Change in Control ($)
Kenneth D. Tuchman	Cash	2	–	–	3,000	2
	Equity Acceleration [2]	–	–	–	–	–
	Continued Benefits [3]	148,070	–	–	–	148,070
	Accidental Death & Dismemberment Insurance (“AD&D”)	–	–	200,000	200,000	–
	Life Insurance	–	–	200,000 [5]	–	–
	Total	148,072	–	400,000	203,000	148,072

Martin F. DeGhetto	Cash	637,500	–	–	34,932	1,062,500
	Equity Acceleration [2]	–	–	–	–	1,916,447
	Continued Benefits [4]	27,372	–	–	–	27,372
	AD&D	302 [4]	–	200,000	200,000	302 [4]
	Life Insurance	11,187 [4]	–	3,649,000 [6]	–	11,187 [4]
	Total	676,361	–	3,849,000	234,932	3,017,808

Judi A. Hand	Cash	600,000	–	–	33,333	1,000,000
	Equity Acceleration [2]	–	–	–	–	1,918,418
	Continued Benefits [4]	20,277	–	–	–	20,277
	AD&D	302 [4]	–	200,000	200,000	302 [4]
	Life Insurance	3,584 [4]	–	4,200,000 [7]	–	3,584 [4]
	Total	624,163	–	4,400,000	233,333	2,942,581

Regina M. Paolillo	Cash	637,500	–	–	34,932	1,062,500
	Equity Acceleration [2]	–	–	–	–	1,861,307
	Continued Benefits [4]	8,638	–	–	–	8,638
	AD&D	302 [4]	–	200,000	200,000	302 [4]
	Life Insurance	1,188 [4]	–	200,000 [5]	–	1,188 [4]
	Total	647,628	–	400,000	234,932	2,933,935

Steven C. Pollema	Cash	386,250	–	–	25,750	463,500
	Equity Acceleration [2]	–	–	–	–	–
	Continued Benefits [4]	21,333	–	–	–	21,333
	AD&D	302 [4]	–	200,000	200,000	302 [4]
	Life Insurance	774 [4]	–	200,000 [5]	–	774 [4]
	Total	408,659	–	400,000	225,750	485,909

1       Under the employment agreements of DeGhetto, Hand, Paolillo and Pollema, they are eligible to receive their full salary for the first 90 days of disability. The amount reflected represents one-month salary for disability.

2       Dollar amounts set forth in this row represent the number of unvested RSUs that would vest upon a change in control multiplied by $28.57, the closing price of our common stock on December 31,2018 (the last trading date of 2018). No dollar amount is reflected for Mr. Pollema as his unvested RSUs would not vest upon a change in control event; however, they would vest if he were terminated in connection with such event.

3       Pursuant to his employment agreement, Mr. Tuchman is entitled to receive the value of “continued benefits,” including personal use of the Company aircraft, an automobile allowance, executive health, dental and vision insurance premiums, life insurance premiums, deferred death benefits and 401(k) plan matching contributions, equal to two times the value at time of separation. For purposes of the auto allowance and aircraft, each such benefit will be determined as reported in the summary compensation table of the Company’s proxy statement for the prior year.

4       Under the employment agreements of DeGhetto, Hand, Paolillo and Pollema, they are eligible to receive twelve months of benefit continuation at the same level of welfare and health benefits in place prior to termination of employment. The dollar amounts set forth represent the cost of benefit coverage in place at December 31, 2018.

5       Includes $200,000 of basic life insurance provided by the Company.

6       Includes $200,000 of basic life insurance and a $3,449,000 executive life insurance policy provided by the Company.

7       Includes $200,000 of basic life insurance and a $4,000,000 executive life insurance policy provided by the Company.

2018 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Chairman and CEO Mr. Kenneth Tuchman, and the ratio of these two amounts.

To determine the CEO pay ratio, we first identified our median employee. We selected October 1, 2018, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonable timeframe. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries. TTEC is a global company, with complex operations worldwide with more than half of its employees located outside of United States, the country in which our headquarters office is located. As of October 1, 2018, TTEC’s workforce consisted of approximately 52,316 full-time, part-time, and temporary/seasonal employees.

We utilized 2018 actual cash compensation (base wages + allowances/premiums + variable incentives) for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We do not grant equity to a large percentage of our employee population, so using actual cash compensation is representative.

We included all of our full-time, part-time, and temporary/seasonal employees globally, but excluded our CEO. We annualized the compensation for all full-time and part-time employees who did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes which rely on forecasted rates. The forecasted rates are based on historical rate trends, external market data and other factors. We did not make any cost of living adjustments.

After identifying our median employee, based on our consistently applied compensation measure, we calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in the 2018 Summary Compensation Table included in this Proxy Statement. Based on this calculation, our median employee’s annual total compensation for 2018 was $6,387. Our CEO’s annual total compensation for 2018 was $70,331. As a result, we estimate the ratio of our CEO’s annual total compensation for 2018 to that of our median employee’s annual total compensation for 2018 to be 11 to 1. While our pay ratio was 11 to 1, it is important to note that the annual base salary for our CEO is $1.00 and the majority of Mr. Tuchman’s 2018 compensation is related to the amounts summarized under the “All Other Compensation Table”.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2018, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1,141,438 [1]	–	1,001,341
Equity compensation plans not approved by security holders	–	–	–
Total	1,141,438		1,001,341

1 Reflects 1,141,438 RSUs issued under our equity incentive plan.

COMPENSATION COMMITTEE REPORT

We evaluate and establish compensation for TTEC executive officers and oversee the equity-based compensation plans, performance-based cash incentive plans, and other management incentives and perquisite programs.

Management has primary responsibility for TTEC’s financial reporting and disclosure processes, including disclosure of executive compensation. Within the context of this division of responsibilities between the Compensation Committee and management, the Compensation Committee has reviewed and discussed with management the disclosures regarding executive compensation to be included in the Proxy Statement and is satisfied that the disclosure fairly and completely represents the philosophy, intent and actions of the Compensation Committee with respect to TTEC’s executive compensation. The Compensation Committee, therefore, recommended to our Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee
Tracy L. Bahl,	Chair
Gregory A. Conley
Robert N. Frerichs

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1: Election of Directors

We are seeking your support to elect seven Board member candidates who we have nominated  for 2019-2020 Board cycle. We believe that these candidates have qualifications and experience appropriate for a public technology, and business process outsourcing company with global operational footprint. The Board believes that the nominees have the experience and perspective to guide the Company as we continue our transformation from a customer care business process outsourcing company to a global integrated customer engagement technology and digital solutions service provider. The candidates also have the experience necessary to support TTEC as we compete in global markets, innovate and adjust to rapidly changing technologies, and client demands. Each member of our Board is elected for a term of one year. Our Board, on the recommendation of the Nominating and Governance Committee, is recommending to stockholders that the following candidates be elected to the Board at the 2019 Annual Meeting. The seven candidates are current TTEC directors and each of the seven director-nominees has confirmed his or her willingness to serve.

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	59	1994

•  Capital Markets or M&A Experience

•  Global Experience

•  Industry Experience

•  Operator or CEO Experience

•  Public Company Experience

•  Risk Management Experience

•  Social Responsibility

•  Tech, Digital, AI and ML Experience

•  TTEC founder

Steven J. Anenen	66	2016	✓	• Capital Markets or M&A Experience • Global Experience • Industry Experience • Operator or CEO Experience • Public Company Experience • Risk Management Experience

Tracy L. Bahl	57	2013	✓	• Capital Markets or M&A Experience • Industry Experience • Operator or CEO Experience • Public Company Audit Experience • Public Company Experience

Gregory A. Conley	64	2012	✓

•  Capital Markets or M&A Experience

•  Global Experience

•  Industry Experience

•  Operator or CEO Experience

•      Public Company Audit Experience

•  Public Company Experience

•      Tech, Digital, AI and ML Experience

Robert N. Frerichs	67	2012	✓

•  Capital Markets or M&A Experience

•  Global Experience

•  Industry Experience

•  Operator or CEO Experience

•  Public Company Audit Experience

•  Public Company Experience

•      Tech, Digital, AI and ML Experience

Marc L. Holtzman	59	2014	✓	• Capital Markets or M&A Experience • Global Experience • Industry Experience • Operator or CEO Experience • Public Company Experience • Risk Management Experience • Social Responsibility

Ekta Singh-Bushell	47	2017	✓	• Global Experience • Public Company Audit Experience • Public Company Experience • Risk Management Experience • Social Responsibility • Tech, Digital, AI and ML Experience

If any of the nominees become unable or unwilling to serve, shares represented by valid proxies will be voted FOR the election of such other person as our Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. Those elected to the TTEC Board at the 2019 Annual Meeting of Stockholders are expected to hold office until the next Annual Meeting when their successors are duly elected and qualified.

Nominations of Directors

While our Board and its Nominating and Governance Committee have not set specific minimum qualifications for director qualifications, they believe that it is important that TTEC directors, as a group, have the following attributes:

•        Exceptional business savvy and leadership experience;

•        Highest integrity;

•        Exceptional business judgment proven in prior roles;

•        Public company board or operational experience;

•        Diversity of perspectives;

•        Global/international experience;

•        Industry and technical experience relevant to TTEC’s business and aligned with its growth strategy;

•        Financial expertise;

•        Risk management experience;

•        Technology, digital, and artificial intelligence, and machine learning experience;

•        Knowledge of our client verticals;

•        Objective, independent, and pragmatic approach to business decisions;

•        Willingness to devote time and attention to TTEC’s affairs and its stockholders’ interests; and

•        Appreciation of the role of the corporation in society and commitment to sustainable business strategy and social responsibility.

As part of the nomination process, the Nominating and Governance Committee carefully considers strategic objectives of the Company and evaluates them against the Board composition and skill set of each director. The Nominating and Governance Committee considers potential candidates for membership on the Board of Directors throughout the year based on the recommendations brought forward by members of the Board, members of management, professional executive search firms, and stockholders. When evaluating candidates for recommendation to stand for election to the Board, the Nominating and Governance Committee considers each potential nominee’s skills, experience in areas of current significance to the Company, diversity, independence, the Board’s skills and dynamic as a group, and the candidate’s ability to devote adequate time to the Board’s duties. Candidates selected by the Nominating and Governance Committee are recommended to our Board for consideration and the Board recommends the candidates as a nominated slate to stockholders.

The Nominating and Governance Committee will consider stockholder recommendations for Board candidates if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with our Amended and Restated Bylaws, applicable rules and regulations of the U.S. Securities and Exchange Commission and NASDAQ Stock Market and the notice provisions for stockholder proposals discussed in the section entitled “Additional Information.” The Nominating and Governance Committee considers properly submitted stockholders’ nominees in the same manner as it evaluates other candidates.

2019 Director Nominees

Kenneth D. Tuchman

Age: 59

Director since 1994

Mr. Tuchman founded TTEC’s predecessor company in 1982 and has served as the Chairman of the Board since 1994. Mr. Tuchman served as TTEC Chief Executive Officer from 1994 until 1999 and resumed the position in 2001. Mr. Tuchman also serves as Chair of the Executive Committee of the Board. Mr. Tuchman is a director of the Tuchman Family Foundation, Wapiti Oil & Gas II, LLC, Aurea Medical, LLC and Denver Center for the Performing Arts.

Mr. Tuchman has more than 35 years of experience in the business process outsourcing industry, driving innovation growth and profitability in all economic cycles. As the founder and the controlling stockholder of TTEC, Mr. Tuchman is an essential member of our Board of Directors.

Steven J. Anenen

Age: 66

Director since 2016

Mr. Anenen serves as a member of the Nominating and Governance and Executive Committees. In 2018, Mr. Anenen joined the board of directors for DealerSocket, an automotive industry focused customer relationship management and digital marketing software company. In 2014, Mr. Anenen led the spin-off of the Automatic Data Processing (NASDAQ: ADP) Dealer Services Group to create CDK Global (NASDAQ: CDK); and served as CEO and a member of its board of directors between 2014 and 2016. Prior to the CDK spin-off, Mr. Anenen spent almost 40 years with ADP, serving as the president of ADP Dealer Services, a leading provider of technology solutions to the automotive industry, between 2004 and 2014; and senior vice president North America Systems between 1998 and 2004. During his tenure with ADP, Mr. Anenen oversaw the global expansion of the business into more than 100 countries, grew the dealer services business to over $2 billion in revenue, and led the transition to digital through the transformational acquisitions.

Mr. Anenen’s extensive experience as a senior executive at a global public technology company and his chief executive, and his automotive industry and technology experience bring relevant and necessary skills, experience, and perspective to our Board.

Tracy L. Bahl

Age: 57

Director since 2013

Mr. Bahl serves as the Chair of the Compensation Committee and as a member of the Nominating and Governance and Executive Committees. Mr. Bahl  is the  President and CEO of OneOncology, a General Atlantic portfolio company that provides administrative, operational, and scientific support to oncology practices throughout the U.S. Between 2013 and 2018, Mr. Bahl served as executive vice president, health plans for CVS Health. From 2007 to 2013, he served as a special advisor to General Atlantic, a leading global growth equity firm. Between 2013 and 2015, Mr. Bahl served as a member of the board of directors of MedExpress, a chain of urgent care service centers throughout the U.S.; and between 2008 and 2011 as the executive chairman for Emdeon, a provider of health information exchange and revenue cycle management solutions. Prior to 2007,  Mr. Bahl held various senior executive positions as part of UnitedHealth Group, including between 2004 and 2007 as the chief executive officer of Uniprise, a U.S. $7 billion division of UnitedHealth Group; between 2002 and 2004 as chief marketing officer for UnitedHealth Group; and between 1998 and 2002 as the president of Uniprise Strategic Solutions. Prior to UnitedHealth Group, Mr. Bahl was an executive with CIGNA Healthcare. Mr. Bahl also serves as trustee and vice chairman of the Board of Trustees of Gustavus Adolphus College in St. Peter, MN.

Mr. Bahl’s extensive experience in the healthcare industry, his public company and private equity experience bring relevant and necessary skills, experience, and perspective to our Board.

Gregory A. Conley

Age: 64

Director since 2012

Mr. Conley serves as Chair of the Audit Committee and as a member of the Compensation Committee.  Since 2018, Mr. Conley has been serving as a director of HaulHound.com, a trucking logistics company. Between 2012 and 2014, Mr. Conley served as the chief executive officer of Aha! Software, LLC, a privately held predictive analytics and cloud computing company. Between 2009 and 2011, Mr. Conley served as the CEO and a director of Odyssey Group, SA, a European-based technology services and software company, and oversaw the sale of the company to Temenos Group AG, a global provider of banking software systems. Between 2004 and 2005, Mr. Conley was the president, CEO and a director of Verio, Inc., a leading global provider of hosting and network services and a subsidiary of Nippon Telephone & Telegraph. From 2001 to 2003, Mr. Conley was the president, CEO and a director of Tanning Technology Corporation, a NASDAQ listed information technology solutions provider, sold to Platinum Equity in 2003. Prior to 2001, Mr. Conley was a senior executive responsible for e-markets, travel and transportation at International Business Machines (NYSE: IBM) and an attorney at Covington & Burling LLP.

Mr. Conley’s extensive experience as the chief executive officer and director of several technology companies with domestic and international operations, his leadership in technology innovation, and his legal experience bring relevant and necessary skills, experience, and perspective to our Board.

Robert N. Frerichs

Age: 67

Director since 2012

Mr. Frerichs serves as the Chair of the Nominating and Governance Committee and as a member of the Audit and Compensation Committees. Mr. Frerichs is a director of Wedgewood Enterprises Corporation, a privately held investment real estate and management company. Prior to joining our board, Mr. Frerichs spent more than 36 years with Accenture (NYSE: ACN)  he held various leadership roles including group chief executive – North America, chief risk officer and chief operating officer of the communication and high tech operating group, chairman of the capital committee, and a member of Accenture board of partners prior to the Company’s initial public offering in 2001; culminating his  career as the International Chairman of Accenture, Inc. Mr. Frerichs served as a director of Merkle, Inc., a privately held customer relationship marketing agency from 2012 until it was acquired in 2016. Between 2004 and 2012, Mr. Frerichs served as chairman of the board of Avanade, a joint venture between Accenture and Microsoft. Between 2012 and 2013, Mr. Frerichs was the chairman of the Aricent Group, a global innovation and technology services company, and a director of Cyandia, Inc. an interactive consumer entertainment company. Mr. Frerichs is a Certified Public Accountant.

Mr. Frerichs’ extensive global business experience, his public company and consulting industry experience, and his financial credentials bring relevant and necessary skills, experience, and perspective to our Board.

Marc L. Holtzman

Age: 59

Director since 2014

Mr. Holtzman served on our Audit Committee from 2014 to May 2016. Mr. Holtzman currently serves as chairman of the board of the Bank of Kigali in Rwanda and is a member of the board of FAT Brands Inc. (NASDAQ: FAT). From 2015 to 2017, he served as the CEO and a member of the board of Kazkommertsbank in Kazakhstan. From 2012 to 2015, Mr. Holtzman served as a member of the board of FTI Consulting, Inc. (NYSE: FCN), a global financial and strategic consulting firm, where he was a member of the nominating and governance committee. Mr. Holtzman served as the chairman of Meridian Capital HK, a Hong Kong private equity firm from 2012 until 2014, and as the executive vice chairman of Barclays Capital from 2008 and 2012. Between 2003 and 2005, Mr. Holtzman was president of the University of Denver. He also served in the cabinet of Colorado Governor Bill Owens as Secretary of Technology between 1999 and 2003.

Mr. Holtzman’s extensive international experience along with his financial, investment banking, and public company board experience bring relevant and necessary skills, experience, and perspective to our Board.

Ekta Singh-Bushell

Age: 47

Director since 2017

Ms. Singh-Bushell serves as a member of the Audit Committee and Nominating and Governance Committees. Starting in 2018, Ms. Singh-Bushell has been serving as a member of the board for DSW, Inc. (NYSE: DSW), a leading footwear and accessories retailer, where she is a member of the audit and nominating and corporate governance committees. Also in 2018, Ms. Singh-Bushell joined the board for Net 1 UEPS Technologies, Inc. (NASDAQ: UEPS), a leading provider of secure payment technologies and transaction processing services between conventional businesses and those without access to traditional banking channels, where she is a member of the nominating and corporate governance, audit and remuneration committees. From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. From 2015 to 2016, she was a partner at DecisionGPS LLC, a business analytics start-up and she continues to serve as a strategic board advisor to the company. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various leadership roles including global client services partner between 2005 and 2015, global and Americas IT Effectiveness leader, Northeast advisory people leader, and US innovation & digital strategy leader; and chief Information security officer. Ms. Singh-Bushell is a Certified Public Accountant and holds advanced international certifications in governance, information systems security, audit, and control. From 2004 to 2014, Ms. Singh-Bushell served in various leadership roles including treasurer and audit committee chair for the Asian American Federation.

Ms. Singh-Bushell’s international experience in finance, audit, technology, and cybersecurity bring relevant and necessary skills, experience, and perspective to our Board.

Required Vote

The seven director nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Our Board recommends that you vote “FOR” all of the nominees for election to our Board.

PROPOSAL 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) served as TTEC’s independent registered public accounting firm in 2018. The Audit Committee of the Board determined that the current audit team, supported by PwC’s partners experienced with TTEC business in key countries where TTEC has material operations, and other PwC subject matter experts, have the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit. Although the Audit Committee has the sole authority to appoint the independent auditor, the Audit Committee continues its long-standing practice of recommending that the Board ask the stockholders to ratify the appointment of the independent auditor.

In accordance with its charter, the Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2019 and recommends to the stockholders that they ratify this appointment. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to stockholders’ questions.

Fees Paid to Accountants

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2017 (amounts in thousands).

	2018	2017
Audit fees	$ 3,581	$ 3,824
Audit-related fees	$ 0	$ 0
Tax fees	$ 5	$ 37
All other fees	$ 82	$ 114
Total	$ 3,668	$ 3,975

Audit Fees

This category includes the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness of our internal controls over financial reporting, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2018 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Audit-related fees included accounting consultations and other attestation procedures.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees

This category consists of professional services related to human capital and expatriate services and other nonrecurring miscellaneous services.

The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by PricewaterhouseCoopers LLP to us must be permissible under Section 10A of the Securities Exchange Act of 1934, as amended, and must be pre-approved in advance by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee Chair, the service may be performed but must be ratified by the Audit Committee at the next scheduled meeting. In accordance with this policy, the Audit Committee pre-approved all services performed and to be performed by PricewaterhouseCoopers LLP.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019 requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

Our Board and the Audit Committee recommend that you vote “FOR” Proposal 2.

ADDITIONAL INFORMATION

Stockholder Submission of Nominations and Proposals

In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2020 Annual Meeting of Stockholders, the proposal must be in writing and received by our Corporate Secretary at 9197 South Peoria Street, Englewood, Colorado 80112, no later than December 14, 2019. Timely receipt of a stockholder’s proposal will satisfy only one of the various conditions established by the U.S. Securities and Exchange Commission for inclusion in our proxy materials. Stockholders who wish to have their proposals included in our proxy materials must meet the eligibility requirements as provided in the U.S. Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the Rule and with our Bylaws to be included in our proxy materials.

If a stockholder wishes to present a proposal at the 2020 Annual Meeting of Stockholders and this proposal is not intended to be included in the related proxy statement and form of proxy, nor does this stockholder intend to submit a director nomination, our Bylaws require that the stockholder notify us in writing on or before February 27, 2020, but no earlier than January 28, 2020. The notice must include the information required by our Bylaws, which may be obtained on our website at ttec.com under the “Investors” and “Corporate Governance” tabs. If the stockholder does not meet the applicable deadline or comply with the requirements found in the U.S. Securities and Exchange Commission’s Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Other Business

We know of no other matter to be acted upon at the 2019 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

Annual Report

Our 2018 Annual Report is being delivered to the stockholders together with this Proxy Statement. The Annual Report is not part of the proxy materials, however. Additional copies of our 2018 Annual Report may be obtained without charge upon request made to TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

By Order of the Board of Directors

KENNETH D. TUCHMAN
Chairman and Chief Executive Officer
Englewood, Colorado
April 12, 2019

TTEC (NASDAQ: TTEC) is a leading global technology and services provider focused exclusively on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands.

TTEC delivers outcome-based customer engagement solutions through TTEC Digital (Customer Strategy and Customer Technology Services business segments), its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions and TTEC Engage (Customer Growth and Customer Management Services business segments), its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services.

Founded in 1982, the company’s 52,400 employees operate on six continents and live by a set of customer-focused values that guide relationships with clients, their customers, and each other.

To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

Corporate Headquarters

9197 South Peoria Street

Englewood, CO 80112-5833

+1.303.397.8100 or 1.800.835.3832

ttec.com

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 21, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 9197 SOUTH PEORIA STREET ENGLEWOOD, CO 80112 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by TTEC Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E70609-P23466 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TTEC HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees For Against Abstain The Board of Directors recommends you vote FOR proposal 2. 1a. Kenneth D. Tuchman ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain 1b. Steven J. Anenen ! ! ! 2. The ratification of the appointment of PricewaterhouseCoopers LLP as TTEC's independent registered public accounting firm for 2019. 1c. Tracy L. Bahl 1d. Gregory A. Conley NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e. Robert N. Frerichs NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR all of the Board of Directors' nominees and FOR Proposal 2. 1f. Marc L. Holtzman 1g. Ekta Singh-Bushell Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET ANNUAL MEETING OF STOCKHOLDERS OF TTEC HOLDINGS, INC. MAY 22, 2019 10:00 a.m. MDT TTEC Holdings, Inc. Global Headquarters 9197 South Peoria Street Englewood, CO 80112 1-800-835-3832 Please date, sign and mail your proxy card in the enclosed envelope as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. E70610-P23466 This Proxy is Solicited on Behalf of The Board of Directors of TTEC HOLDINGS, INC. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and MARGARET B. McLEAN, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TTEC HOLDINGS, INC. owned of record by the undersigned at the 2019 Annual Meeting of Stockholders to be held at TTEC Holdings, Inc. global headquarters located at 9197 South Peoria Street, Englewood, CO 80112 on May 22, 2019 at 10:00 a.m. MDT, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his or her sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his or her sole discretion are further authorized to vote on other matters which may properly come before the 2019 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. Continued and to be signed on reverse side